SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST PACTRUST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 11, 2013

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of First PacTrust Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:00 a.m., local time, on July 16, 2013 at the facilities of RR Donnelley, located at 19200 Von Karman Avenue, Irvine, California. The meeting will include management’s report to you on the Company’s financial and operating performance.

An important aspect of the Annual Meeting process is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon: (1) the election of three directors of the Company; (2) an advisory (non-binding) vote on executive compensation, commonly referred to as a “say-on-pay” vote; (3) an advisory (non-binding) vote on the frequency of holding future “say-on-pay” votes; (4) the approval of the First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan; and (5) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. Registered shareholders, that is, shareholders who hold their stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,

Steven A. Sugarman
Chief Executive Officer

FIRST PACTRUST BANCORP, INC.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 16, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First PacTrust Bancorp, Inc. (the “Company”) will be held as follows:

TIME	9:00 a.m. local time
DATE	July 16, 2013
PLACE	The facilities of RR Donnelley, 19200 Von Karman Avenue, Irvine, California

ITEMS OF BUSINESS	(1) Election of three directors, two for a term of three years, and one for a term of one year.

(2) Advisory (non-binding) vote on executive compensation, commonly referred to as a “say-on-pay” vote.

(3) Advisory (non-binding) vote on the frequency of holding future “say-on-pay” votes

(4) Approval of the First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan.

(5) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

RECORD DATE	Holders of record of the Company’s voting common stock at the close of business on June 4, 2013 will be entitled to vote at the meeting or any adjournment or postponement of the meeting.

ANNUAL REPORT	The Company’s 2012 Annual Report to Shareholders accompanies this proxy statement.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

Steven A. Sugarman
Chief Executive Officer

Irvine, California

June 11, 2013

The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on July 16, 2013.

The Company’s Proxy Statement and Annual Report to Shareholders are available on the Internet at http://www.cfpproxy.com/5332.

FIRST PACTRUST BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

July 16, 2013

i

ii

FIRST PACTRUST BANCORP, INC.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5300

PROXY STATEMENT

INTRODUCTION

The Board of Directors of First PacTrust Bancorp, Inc. (“First PacTrust,” the “Company,” “we,” “us” and “our”) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share (the “Voting Common Stock”) for use at the upcoming Annual Meeting of Shareholders of the Company and at any adjournments or postponements of the meeting. The meeting will be held on July 16, 2013 at 9:00 a.m., local time, at the facilities of RR Donnelley, located at 19200 Von Karman Avenue, Irvine, California. At the meeting, shareholders will be asked to vote on four items: (i) the election of three directors of the Company, two to serve for a term of three years and one to serve for a term of one year; (ii) an advisory (non-binding) vote on executive compensation, commonly referred to as a “say-on-pay” vote; (iii) an advisory (non-binding) vote on the frequency of holding future “say-on-pay” votes; (iv) the approval of the First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan (the “2013 Omnibus Incentive Plan”); and (v) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. These items are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting or any adjournment or postponement of the meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to the Company’s two wholly owned bank subsidiaries, Pacific Trust Bank (“PacTrust Bank”) and Beach Business Bank. PacTrust Bank and Beach Business Bank are sometimes referred to together as the “Banks.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

The accompanying Notice of Annual Meeting of Shareholders and proxy and this proxy statement are first being sent to shareholders on or about June 11, 2013.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2012, which includes the Company’s audited financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following items:

1. Election of three directors of the Company, two for a term of three years and one for a term of one year.

2. An advisory (non-binding) vote on executive compensation, commonly referred to as a “say-on-pay” vote.

3. An advisory (non-binding) vote on the frequency of holding future “say-on-pay” votes.

4. Approval of the 2013 Omnibus Incentive Plan.

5. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Shareholders also will act on any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Members of our management team will be present at the meeting to respond to your questions.

Who is entitled to vote?

The record date for the meeting is June 4, 2013. Only holders of record of the Voting Common Stock as of the close of business on that date are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Voting Common Stock held as of the record date; provided, however, that under Section F of Article 6 of the Company’s charter, no shareholder who beneficially owns more than 10.0% of the shares of Voting Common Stock outstanding as of that date may vote shares held in excess of that amount. At the close of business on the record date, there were 11,432,276 shares of Voting Common Stock outstanding.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. All of the items being voted on at the meeting are expected to be non-discretionary items except for the ratification of the appointment of the independent registered public accounting firm, which is expected to be a discretionary item.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of Voting Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1.	You can vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2.	You can vote by telephone. If you are a registered shareholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.	You can vote via the internet. If you are a registered shareholder, you can vote via the internet by following the instructions included on the proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.	You can vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on June 4, 2013, the record date for voting at the meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the meeting even if you plan to attend the meeting in person.

Can I change my vote after I submit my proxy?

Yes. If you are a registered shareholder, you can revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	submitting another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the annual meeting; or

•	voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the meeting; you must actually vote at the meeting to revoke a prior proxy.

If you hold your shares through a bank, broker or other nominee, you will need to follow the instructions of your bank, broker or other nominee in order to change your vote.

How does the Board of Directors recommend I vote on the items to be considered at the annual meeting?

The Board of Directors recommends that you vote:

•	FOR the election of the three director nominees to the Board of Directors.

•	FOR approval of the advisory (“say-on-pay”) vote on executive compensation.

•	FOR THREE YEARS (meaning triennially) on the frequency of future “say-on-pay” votes.

•	FOR approval of the 2013 Omnibus Incentive Plan.

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

What if I do not specify how my shares are to be voted?

Registered Shareholders.    If you a registered shareholder and you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three director nominees to the Board of Directors.

•	FOR approval of the advisory vote on executive compensation.

•	FOR THREE YEARS (meaning triennially) on the frequency of future “say-on-pay” votes.

•	FOR approval of the 2013 Omnibus Incentive Plan.

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Holders of Shares in “Street” Name.    If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, it is expected that your broker will be able to vote your shares on the ratification of the appointment of the independent registered public accounting firm but will be unable to vote your shares on any of the other items. See “What if my shares are held in ‘street name’ by a broker?”

Will any other business be conducted at the meeting?

The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. This means that the three director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the three nominees named in this proxy statement. If you vote “Withhold” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although your shares will be counted for purposes of determining whether there is a quorum.

How many votes are required to approve each of the other items?

The affirmative vote of a majority of the votes cast on the matter is required to approve each of the other items. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the other items. The outcome of the “say-on-pay” vote is not binding on the Board of Directors.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How will abstentions be treated?

If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for the election of directors. An abstention on any of the other items will not be counted as a vote cast and will have no effect on the item.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more items will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on any of the items to be voted on at the meeting.

STOCK OWNERSHIP

Stock Ownership of Greater than 5% Shareholders, Directors and Executive Officers

The following table shows, as of June 4, 2013, the beneficial ownership of the Voting Common Stock by:

•	those persons or entities known by management to beneficially own more than five percent of the outstanding shares of Voting Common Stock;

•	each director and director nominee of the Company;

•	each named executive officer; and

•	all of the executive officers and directors of the Company as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company’s. As of June 4, 2013, there were 11,432,276 shares of Voting Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Voting Common Stock subject to outstanding rights to acquire shares of Voting Common Stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person, however.

Name of Beneficial Owner	Beneficial Ownership	Percent of Voting Common Stock Outstanding
Greater than 5% Shareholders

TCW Shared Opportunity V, L.P.	1,142,084	9.99%
111000 Santa Monica Boulevard, Suite 2000
Los Angeles, California 90025(1)

St. Cloud Capital Partners II, LP, et al.	700,537	6.13%
10866 Wilshire Boulevard, #1450 Los Angeles, California 90024(2)

America Start-Up Institutions Investments I, L.P., et al.	620,507	5.43%
200 Ransom Way Monterey Park, California 91755(3)

Directors and Executive Officers(4)
Timothy R. Chrisman, Chairman of the Board	25,738	0.22%
Steven A. Sugarman, Chief Executive Officer of the Company and Director	69,140	0.60%
Chad T. Brownstein, Director	0	0.00%
Robb Evans, Director	36,000	0.31%
Jeffrey Karish, Director	5,685	0.05%
Alvin L. Majors, Director	95,704	0.84%
Jonah Schnel, Director	500	0.00%
Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer of the Company	33,705	0.29%
Robert M. Franko, President of the Company and President and Chief Executive Officer of PacTrust Bank and Beach Business Bank	99,798	0.87%
Richard A. Herrin, Executive Vice President, Chief Administrative Officer and Corporate Secretary of the Company and Executive Vice President of PacTrust Bank	56,783	0.49%
Chang M. Liu, Executive Vice President and Chief Lending Officer of PacTrust Bank	44,917	0.39%
Gregory A. Mitchell, Former President and Chief Executive Officer of the Company(5)	3,392	0.03%
Marangal I. Domingo, Former Executive Vice President and Chief Financial Officer of the Company and the Bank(5)	41,759	0.37%
Directors and executive officers of the Company as a group (18 persons)(4)	666,580	5.72%

(1)

TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership (“TCW”), represented in the Common Stock Share Exchange Agreement, dated May 29, 2013 (the “Exchange Agreement”), between TCW and the Company, that it held at that date, 1,567,774 shares of the Company’s common stock, consisting of 523,195 shares of Voting Common Stock and 1,044,579 shares of the Company’s Class B Non-Voting Common Stock, par value $0.01 per share (“Non-Voting Common Stock”). Pursuant to the Exchange Agreement, TCW may from time to time exchange its shares of Non-Voting Common Stock for shares of Voting Common Stock issued by the Company on a share-for-share basis, provided that immediately following any such exchange, TCW’s percentage ownership of Voting Common Stock does not exceed 9.99%. On June 3, 2013, TCW exchanged 550,000 shares of Non-Voting Common Stock for the same number of shares of Voting Common Stock. As a result of that exchange, the Company believes that as of June 4, 2013, TCW held 1,073,195 shares of Voting Common Stock and 494,579 shares of Non-Voting Common Stock. See “Transactions with Related Persons—Exchange Agreement with TCW Shared Opportunity V, L.P.” Of the 494,579 shares of Non-Voting Common Stock, TCW has the right to immediately exchange 68,889 shares of Non-Voting Common Stock for the same number of shares of Voting Common Stock and remain within the 9.99% Voting Common Stock ownership limitation. The

1,142,084 shares listed in the table above is comprised of the 1,073,195 shares of Voting Common Stock held by TCW as of June 4, 2013 plus the 68,889 shares of Non-Voting Common Stock TCW has the right to exchange for Voting Common Stock.

(2)	As reported by St. Cloud Capital Partners II, LP (“St.Cloud”), SCGP II, LLC (“SCGP”), Marshall S. Geller and Benjamin Hom in a Schedule 13G amendment filed with the SEC on February 14, 2012. SCGP is the general partner of St. Cloud and Messers. Geller and Hom are the managing members of SCGP. Each of St. Cloud, SCGP, Mr. Geller and Mr. Hom reported shared voting and dispositive powers over all 700,537 shares.
(3)	As reported by America Start-Up Financial Institutions Investments I, L.P. (“America Start-Up”) and CKH Capital, Inc. (“CKH”), the general partner of America Start-Up, in a Schedule 13G filed with the SEC on December 9, 2010. America Start-Up and CKH each reported shared voting and dispositive powers over all 620,507 shares.
(4)	Includes shares held directly, as well as shares held jointly with certain family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual’s or group members’ families, held by corporations or other entities controlled by the individual or group member, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. In addition, includes shares subject to options and warrants which were exercisable as of, or which will become exercisable within 60 days after, June 4, 2013, as follows: Mr. Chrisman—options to purchase 8,014 shares and warrants to purchase 725 shares; Mr. Sugarman—options to purchase 16,165 shares; Mr. Evans—warrants to purchase 26,000 shares; Mr. Majors—options to purchase 14,907 shares; Mr. Franko—warrants to purchase 26,800 shares; Mr. Herrin—options to purchase 43,333 shares; Mr. Liu —options to purchase 33,334 shares; Mr. Domingo—26,666 shares; and all directors and executive officers as a group 225,991.
(5)	Share information provided for Messers. Mitchell and Domingo is based on information known to the Company as of their respective resignation dates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Voting Common Stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or failures to file.

To the Company’s knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2012 were met, except for the inadvertent failure by Mr. Nicolas to fully report a holding of securities on Forms 3 and 4 following commencement of his employment and the inadvertent failure by Mr. Herrin to timely report on a Form 4 the disposition of shares to satisfy the tax withholding obligation upon the vesting of a previously reported employment inducement award of restricted stock.

PROPOSAL I—ELECTION OF DIRECTORS

General

The Company’s Board of Directors is divided into three classes. Directors in each class are generally elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company’s directors will expire at the annual meeting. The Company currently has seven directors, including Alvin L. Majors, who will be retiring from the Board upon the expiration of his term at the annual meeting. The Company thanks Mr. Majors for his many years of dedicated service to the Company. The number of directors will be reduced from seven to six effective upon the expiration of Mr. Majors’s term at the annual meeting.

As a result of the recent resignation of Jeffrey T. Seabold as a director, the impending retirement of Mr. Majors as a director and the reduction in the size of the Board, the three classes of directors are uneven in size. In order to provide that each class of the Company’s directors has the same number of members, the Company is nominating Robb Evans for election as a director for a one-year term expiring at the annual meeting of shareholders to be held in 2014,

Nominees

The Company has nominated Steven A. Sugarman and Jonah Schnel for election as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2016, and Robb Evans for election as a director for a one-year term expiring at the annual meeting of shareholders to be held in 2014. They have each consented to being named as nominees in this proxy statement and have agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. The Board of Directors recommends that you vote “FOR” the election of all nominees.

The following tables set forth, with respect to each nominee and each continuing director, his name and age, the year in which he first became a director of the Company, and his business experience for at least the past five years.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING AT THE 2016 ANNUAL MEETING

Director, Year First Became Director of Company	Age(1)	Principal Occupation and Business Experience
Steven A. Sugarman, 2010	38	Mr. Sugarman was appointed co-Chief Executive Officer of the Company effective August 21, 2012 and as Chief Executive Officer of the Company effective September 21, 2012. He is also the Managing Member of COR Capital LLC, a Southern California-based investment firm, and the Chief Executive Officer and a director of COR Securities Holdings Inc., the parent company of COR Clearing LLC, a national securities clearing firm. Previously, Mr. Sugarman was a founding partner of GPS Partners LLC, a $2 billion investment firm. From 2004 through 2005 he worked at Lehman Brothers and previously founded and served as Chief Executive Officer of Sugarman Enterprises Inc. and The Law Offices of Steven Sugarman, Inc. He began his career as a management consultant at McKinsey & Company. Mr. Sugarman brings to the Board a strong background and extensive experience in finance and investment matters.

		COR Capital LLC was a lead investor in the November 2010 recapitalization of the Company. The Company agreed with COR Capital LLC to appoint Mr. Sugarman as a director following the transaction closing. In addition to serving as a director of the Company, Mr. Sugarman is a director of PacTrust Bank and Beach Business Bank.
Jonah Schnel, 2013	40	Mr. Schnel founded and has managed several privately-held specialty finance businesses and currently is the Chairman of Fast A/R Funding, a private company focused on lending to small businesses throughout the United States. Earlier in his career, Mr. Schnel worked at SunAmerica Investments, Inc. as a manager in the real estate investment division with a primary focus of first lien lending on a diverse range of commercial real estate assets. Mr. Schnel currently serves as the President and Chair of the Southern California Chapter of the Tourette Syndrome Association. Mr. Schnel’s experience in commercial real estate and overseeing and managing a diverse set of finance-related businesses, including lending and new business formation, makes him a valuable addition to the Board. Mr. Schnel was recommended to serve on the Board by Mr. Brownstein.

NOMINEE FOR ELECTION AS DIRECTOR FOR ONE-YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING
Robb Evans, 2012	73

Mr. Evans is the founder of Robb Evans & Associates, LLC, which provides various asset management, financial consulting and fiduciary services in complex corporate and financial matters. Mr. Evans has been chief executive officer of three California banks, three Federal Reserve chartered international banks and a Hong Kong merchant bank. Mr. Evans is past President of California Bankers Association and was a founding director of Beach Business Bank. Mr. Evans brings to the Board a wealth of knowledge and experience in banking and other financial matters.

Pursuant to the merger agreement between the Company and Beach Business Bank, which provided for the appointment to the Company’s Board of Directors of one director of Beach Business Bank, Mr. Evans was appointed as a director of the Company upon completion of the Company’s acquisition of Beach Business Bank on July 1, 2012. In addition to being a director of the Company, Mr. Evans continues to serve as a director of Beach Business Bank.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING AT THE 2014 ANNUAL MEETING

Timothy R. Chrisman, 2011	66	Mr. Chrisman is Chairman of the Board of Directors of the Company. He is the founding principal of Chrisman & Company, Inc., a Los Angeles-based executive search firm focusing on financial services and related industries. From 2005 through 2012, Mr. Chrisman served as Chairman of the Board of the Federal Home Loan Bank of San Francisco, and previously served as Chairman of the Council of Federal Home Loan Banks, the system’s 12-bank trade organization. Mr. Chrisman is also a Senior Advisor to FIG Partners, an investment banking firm that is principally focused on financial service sector companies. Mr. Chrisman also serves as National Director and Vice Chairman of Operation HOPE, Inc., a nonprofit social investment bank and a national provider of financial literacy and economic empowerment programs. Mr. Chrisman previously served as a director of Commercial Capital Bank and Commercial Capital Bancorp, the institution that acquired $2.7 billion Hawthorne Savings, where he served as Chairman of the Board from 1995 to 2004. Mr. Chrisman’s extensive experience in the financial services industry, both as a director and as an entrepreneur, makes him a valuable member of the Company’s Board of Directors. Mr. Chrisman also brings to the Board a great deal of knowledge in the compensation and corporate governance areas.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING AT THE 2015 ANNUAL MEETING
Chad T. Brownstein, 2011	40	Mr. Brownstein is a Senior Adviser to Crescent Capital Group (formerly Trust Company of the West Leveraged Finance Group). Previously, he was a Senior Advisor at Knowledge Universe Ltd., where he focused on turnaround operations and private equity investing. Prior to that, he was a Partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a director and Vice Chairman of Prospect Global Resources Inc. Mr. Brownstein also is a member of the Cedars Sinai Board of Governors and serves on the board of Los Angeles Conservation Corps. Mr. Brownstein’s experience in overseeing large-scale corporate restructuring efforts and executing transformational business plans are of great benefit to the Board as the Company executes its dual strategies of organic growth and M&A.
Jeff Karish, 2011	40	Mr. Karish currently serves as President of Windsor Media LLC, after having served as Executive Vice President and acting General Counsel of that company. Windsor Media’s principal lines of business include a private equity fund, a venture capital fund and fixed income management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo. Before Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish also worked as an attorney in project finance with several large law firms. Mr. Karish brings strategic and managerial expertise to the Board.

(1)	As of March 31, 2013.

DIRECTOR COMPENSATION

Components of Director Compensation During 2012. The Company’s director compensation during 2012 consisted of the following components:

•

for service as a Company Board member, compensation in the form of an annual retainer in the amount of $120,000, payable in cash or, at the director’s election, in the form of equity-based awards granted under the Company’s 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”);

•

for the Chairman of the Company’s Board, additional compensation in the form of an annual retainer in the amount of $60,000, payable in cash or, at the Chairman’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan;

•

for each member of the Strategic Planning Committee of the Company’s Board, additional compensation in the form of an annual retainer in the amount of $60,000 ($90,000 for the Chairman of the Strategic Planning Committee), payable in cash or, at the committee member’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan; and

•

for each member of the Audit Committee of the Company’s Board, additional compensation in the form of an annual retainer in the amount of $30,000 ($45,000 for the Chairman of the Audit Committee), payable in cash or, at the committee member’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan.

Director Sugarman ceased receiving compensation from the Company for his Board service upon his appointment as co-Chief Executive Officer of the Company effective August 21, 2012. Director Sugarman was appointed as Chief Executive Officer of the Company effective September 21, 2012. Commencing in 2013, Mr. Seabold ceased receiving compensation for his Board service once PacTrust Bank entered into a consulting arrangement with his company on December 27, 2012. In May 2013, in connection with Mr. Seabold entering into an employment agreement with PacTrust Bank to serve as Managing Director of PacTrust Bank’s Residential Lending Division, the consulting agreement was terminated and Mr. Seabold resigned as a director of the Company and PacTrust Bank. See “Transactions with Related Persons—Transactions Involving Jeffrey T. Seabold.”

The directors of the Company who currently also serve as directors of PacTrustBank are Messrs. Majors (Chairman of PacTrust Bank’s Board), Chrisman and Sugarman. The compensation paid to directors of PacTrust Bank (other than Mr. Sugarman, who ceased receiving any compensation for his service as a director of PacTrust Bank effective August 21, 2012) consisted primarily of the following components:

•

for service as a PacTrust Bank Board member, compensation in the form of an annual retainer in the amount of $40,000, payable in cash or, at the director’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan;

•

for the Chairman of PacTrust Bank’s Board (currently Mr. Majors), additional compensation in the form of an annual retainer in the amount of $20,000, payable in cash or, at the Chairman’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan; and

•

for each member of the Audit Committee of PacTrust Bank’s Board, additional compensation in the form of an annual retainer in the amount of $6,000, payable in cash or, at the committee member’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan.

The directors of the Company who currently also serve as directors of Beach Business Bank are Messrs. Chrisman, Evans and Sugarman (who receives no compensation for his service as a director of Beach Business Bank). The compensation paid to directors of Beach Business Bank (other than Mr. Sugarman) consisted primarily of the following components:

•

for service as a Beach Business Bank Board member, directors are paid a cash retainer in the amount of $1,000 per quarter, plus meeting fees of $1,000 per meeting attended (or $500 per meeting attended telephonically);

•	additional compensation in the amount of $500 per meeting attended is paid for service on a committee (with service on the Loan Committee paid in the amount of $500 per month); and

•	directors are also entitled to reimbursement for travel expenses, up to a maximum of $1,000 per meeting.

Recent Changes to Director Compensation Commencing in 2013. In connection with the Compensation Committee’s review of the Company’s executive compensation program, the Committee also recommended changes to the Company’s director compensation program to reduce director compensation in light of the enhancements to professional resources and the augmentation of management personnel which occurred during the fourth quarter of 2012. Based upon those recommendations, the Board adopted several changes to the compensation program for directors, effective as of April 24, 2013, as follows:

•	the base annual retainer paid to members for service on the Board was increased to $150,000 from $120,000;

•

compensation in addition to the base annual retainer for service on the Audit Committee or Strategic Planning Committee of the Board was reduced to $1,000 per meeting attended (instead of the annual retainer previously paid for service on those committees);

•	committee chairmen each will become entitled to receive compensation in addition to the base annual retainer in the amount of $1,000 per meeting attended;

•	directors serving on the Company’s Board will no longer receive additional compensation for their separate service on the Board of Directors of either PacTrust Bank or Beach Business Bank;

•

members of the Company’s Audit Committee will no longer receive additional compensation for service on the Audit Committees of the Boards of Directors of either PacTrust Bank or Beach Business Bank; and

•

subject to shareholder approval of the 2013 Omnibus Stock Incentive Plan, compensation for service as a director will be paid in the form of equity awards (with the option to receive equity awards net of taxes) in lieu of the previous elective system in which directors could choose to receive either cash or equity awards in payment of their compensation.

Director Compensation For 2012. The following table provides information regarding compensation paid to persons who served as directors of the Company during 2012 other than Mr. Sugarman, the Company’s Chief Executive Officer, whose compensation for serving as a director during 2012 prior to his appointment as co-Chief Executive Officer (at which time he ceased receiving compensation for his service as a director) is included in the “All Other Compensation” column of the Summary Compensation Table, and Gregory A. Mitchell, the former President and Chief Executive Officer of the Company and PacTrust Bank who resigned effective September 21, 2012, who received no compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy R. Chrisman	$305,831	—	—	—	—	—	305,831

Chad Brownstein	$180,000	—	—	—	—	—	180,000

Robb Evans(1)	$104,500	—	—	—	—	—	104,500

Jeffrey Karish	$50,000	$100,000	—	—	—	—	150,000

Alvin L. Majors	$227,250	—	—	—	—	—	227,250

Jeffrey T. Seabold(1)	$232,998	—	—	—	—	—	232,998

(1)	Mr. Evans became a director of the Company effective July 1, 2012. Mr. Seabold resigned as a director of the Company and PacTrust Bank effective May 12, 2013.

(2)	Includes compensation paid for service as a director on the Boards of Directors of PacTrust Bank and Beach Business Bank.
(3)	Represents the grant date fair values of the stock awards under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”). The assumptions used in the calculation of these amounts are included in Note 3 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. As of December 31, 2012, the number of unvested shares of restricted stock held by each of the directors was as follows: Mr. Chrisman—0 shares; Mr. Brownstein—0 shares; Mr. Evans—0 shares; Mr. Karish—2,643 shares; Mr. Majors—0 shares; and Mr. Seabold—0 shares.
(4)	As of December 31, 2012, the total number of shares underlying the stock options held by each of the directors named in the table was as follows: Mr. Chrisman—8,014 shares; Mr. Brownstein—0 shares; Mr. Evans—0 shares; Mr. Karish—0 shares; Mr. Majors—14,907 shares; and Mr. Seabold—16,713 shares.

INFORMATION AS TO EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

Robert M. Franko.    Mr. Franko, age 65, was appointed as President of the Company effective upon completion of the Company’s acquisition of Beach Business Bank on July 1, 2012. Mr. Franko continues to serve as President and Chief Executive Officer and as a director of Beach Business Bank, positions he has held since its inception in 2003. Mr. Franko also was appointed as President and Chief Executive Officer of PacTrust Bank effective September 21, 2012, and serves as a director of PacTrust Bank. Mr. Franko previously held several positions in senior management and on boards of directors of commercial banks including City National Bank, Beverly Hills, California (2002-2003, Senior Vice President, Personal Trust and Investments Division), Generations Trust Bank, N.A., Long Beach, California (1999-2002, President and Chief Executive Officer), First National Bank of San Diego, San Diego, California (2001-2002, Executive Vice President, Chairman of the Executive Committee), Imperial Bancorp and Imperial Bank (1995-1998, Executive Vice President and Chief Financial Officer and the Chairman and Chief Executive Officer of Imperial Trust Company and the President of Imperial Financial Group, Inc., both subsidiaries of Imperial Bancorp), and President and Chief Executive Officer of Springfield Bank & Trust Ltd., Gibraltar (1988-1995). Mr. Franko is a member of the Board of Directors of The Independent Bankers Bank (“TIB”) in Irving, Texas. TIB provides certain correspondent banking services to Beach Business Bank and PacTrust Bank.

Ronald J. Nicolas, Jr.    Mr. Nicolas, age 54, became Executive Vice President of the Company effective November 5, 2012 and Chief Financial Officer of the Company effective November 13, 2012. Mr. Nicolas served as a consultant to the Company from October 18, 2012 until his appointment as an officer of the Company. Before joining the Company, Mr. Nicolas served as Executive Vice President and Chief Financial Officer at each of: Carrington Holding Company, LLC (2009-2012); Residential Credit Holdings, LLC (2008-2009); Fremont Investment and Loan, a $14-billion financial institution (2005-2008); and Aames Investment/Financial Corp. (2001-2005). He earlier served in various capacities with KeyCorp, a $20-billion financial institution, including Executive Vice President Group Finance of KeyCorp (1998-2001), Executive Vice President, Treasurer and Chief Financial Officer of KeyBank USA (1994-1998), and Vice President Corporate Treasury (1993-1994). Before joining KeyCorp, Mr. Nicolas spent eight years at HSBC-Marine Midland Banks in a variety of financial and accounting roles.

Jeffrey T. Seabold.    Mr. Seabold, age 46, has been employed as Managing Director of PacTrust Bank’s residential lending division since May 13, 2013. From 2011 until May 12, 2013, Mr. Seabold served as a director of the Company and as a director of PacTrust Bank. Mr. Seabold is also the founder and CEO and President of CS Financial Inc. (“CS Financial”), a Southern California-based mortgage banking firm. From December 27, 2012 until May 12, 2013, CS Financial had a Management Services Agreement with PacTrust Bank, pursuant to which it provided PacTrust Bank financial analysis, management consulting, knowledge sharing, training services and general advisory with respect to PacTrust Bank’s residential mortgage lending business, including strategic plans and business objectives, compliance function, monitoring, reporting and related systems, and policies and procedures. During that period, Mr. Seabold served as Managing Director of PacTrust Bank’s residential lending division in a non-employee capacity.

Under his Employment Agreement with PacTrust Bank dated May 13, 2013, Mr. Seabold granted to the Company and PacTrust Bank an option, exercisable (or not) in the Company’s and PacTrust Bank’s sole discretion on or prior to the 120 day anniversary of May 13, 2013, to acquire CS Financial for a purchase price of $10 million. See “Transactions with Related Persons—Transactions Involving Jeffrey T. Seabold.”

John C. Grosvenor.    Mr. Grosvenor, age 63, became Executive Vice President and General Counsel of the Company effective August 22, 2012. Before joining the Company, Mr. Grosvenor was a partner at the law firm of Manatt, Phelps & Phillips, LLP, where his clients included the Company. While in private practice, Mr. Grosvenor specialized in capital markets transactions, including public and private offerings of equity and debt securities, representing underwriters and issuers, including commercial banks, specialty finance companies, thrift institutions and equity and mortgage real estate investment trusts (REITs). In addition, Mr. Grosvenor has substantial experience in merger and acquisition transactions, particularly in the financial services industry, and advised frequently on regulatory aspects of transactions involving depository institutions. Mr. Grosvenor also represented numerous boards of directors as corporate governance counsel.

Richard A. Herrin.    Mr. Herrin, age 44, became Executive Vice President of Strategic Initiatives of the Company effective August 22, 2011, and was appointed as Chief Administrative Officer of the Company on January 1, 2013. Mr. Herrin has served as Executive Vice President and Chief Administrative Officer of PacTrust Bank since December 6, 2010. Prior to joining PacTrust Bank, Mr. Herrin served at the FDIC as a member of the strategic operations group, which has overall responsibility for managing problem banks on behalf of the FDIC. As part of this group, Mr. Herrin acted as the Receiver-in-Charge of a number of the largest failed banks in the western region of the United States. Previously, he was the Manager of Asset Management Division within the FDIC where he served as a voting member of the Credit Review Committee for all receiverships in the western region of the United States. Prior to joining the FDIC in 2009, Mr. Herrin held executive positions at Vineyard Bank, Excel National Bank, Imperial Capital Bank and Bank of America.

Lonny D. Robinson.    Mr. Robinson, age 56, became the Company’s Principal Accounting Officer effective December 11, 2012, and was previously appointed Executive Vice President and Chief Financial Officer of PacTrust Bank effective November 14, 2012. Immediately before joining PacTrust Bank, Mr. Robinson was Executive Vice President and Chief Financial Officer of Hanmi Financial Corp., a $2.8-billion publicly-traded bank holding company, and its subsidiary Hanmi Bank. Prior to joining Hanmi in October 2011, Mr. Robinson served as Executive Vice President and Chief Financial Officer at each of: Opportunity Bancshares and Opportunity Bank (2010-2011); Western Community Bancshares and Frontier Bank (2010); and Center Financial Corp., a $2.5-billion publicly-traded bank holding company (2007-2010).

Craig S. Naselow.    Mr. Naselow, age 49, became Executive Vice President, Treasurer and Chief Investment Officer of the Company and PacTrust Bank effective November 5, 2012. Prior to joining the Company and PacTrust Bank, Mr. Naselow served as Senior Vice President, Treasurer and Investment Executive at Aris Development Company, a private bank development company, since 2009. Before that, he served as Treasury/Liquidity Consultant to Union Bank N.A., a $70-billion commercial bank (2008-2009); Managing Director and Treasurer at Countrywide Bank, a $120-billion commercial bank, (2001-2008); Senior Vice President of California Commerce Bank, a $2.1-billion commercial bank subsidiary of Citigroup (1998-2001) and President of California Commerce Banc Securities, Inc., an affiliate of California Commerce Bank (2000-2001); and Vice President, Corporate Finance and Portfolio Management at Great Western Bank, a $45-billion savings bank (1994-1997).

Gaylin D. Anderson.    Mr. Anderson, age 46, has served as Executive Vice President and Chief Retail Banking Officer of the Company’s principal banking subsidiary, PacTrust Bank, since January 3, 2011. Prior to joining PacTrust Bank, Mr. Anderson served as Senior Vice President, Consumer Branch Performance for U.S. Bank in Los Angeles, and as Director of Retail Banking for California National Bank, a $7.7 billion asset 68-branch community banking franchise serving Los Angeles, Orange, Ventura and San Bernardino counties. Mr. Anderson has held executive management positions at CitiBank, N.A., and California Federal Bank.

Chang M. Liu.    Mr. Liu, age 45, has served as Executive Vice President and Chief Lending Officer of the Company’s principal banking subsidiary, PacTrust Bank, since January 3, 2011. Prior to joining PacTrust Bank, Mr. Liu served at U.S. Bank as Senior Vice President where he managed the Los Angeles, Newport Beach and San Diego offices of its Special Assets Group. Previously, he was a Senior Vice President, Senior Loan Officer and Manager of California National Bank’s Los Angeles commercial real estate lending activity. Prior to joining Cal National in 1999, Mr. Liu held commercial real estate commercial lending and corporate finance positions at The Fuji Bank, Ltd., and Sumitomo Bank of California.

TRANSACTIONS WITH RELATED PERSONS

General

The Company and the Banks may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Banks, which are governed by a separate policy, those transactions that constitute “related party” transactions under Item 404 of SEC Regulation S-K are subject to the review and approval of the Audit Committee and ratification by the Board of Directors. All other transactions with executive officers, directors and related persons other than those in the ordinary course of our banking business are approved by the Board of Directors.

Loans

The Banks have written policies of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with each Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. These loans to directors and executive officers are not made at preferential rates; however, certain closing fees are waived. No director, executive officer or any of their affiliates had aggregate indebtedness to either Bank at below market interest rate loans exceeding $120,000 in the aggregate during the fiscal year ended December 31, 2012.

As of December 31, 2012, there were no loans outstanding to any director or executive officer of the Company.

Transactions Involving Jeffrey T. Seabold

On December 27, 2012, PacTrust Bank entered into a Management Services Agreement (the “Services Agreement”) with CS Financial, a Southern California-based mortgage banking firm controlled by Jeffrey T. Seabold, then a member of the Boards of Directors of the Company and PacTrust Bank. The Services Agreement was recommended by disinterested members of management of PacTrust Bank and negotiated and approved by special committees of the Board of Directors of each of the Company and PacTrust Bank (the “Special Committees”), comprised exclusively of independent, disinterested directors of the Boards. Each of the Boards of Directors of PacTrust Bank and the Company also considered and approved the Services Agreement, upon the recommendation of the Special Committees.

Under the Services Agreement, CS Financial agreed to provide PacTrust Bank such reasonably requested financial analysis, management consulting, knowledge sharing, training services and general advisory services as PacTrust Bank and CS Financial mutually agreed upon with respect to PacTrust Bank’s residential mortgage lending business, including strategic plans and business objectives, compliance function, monitoring, reporting and related systems, and policies and procedures (the “Services”).

As compensation for the Services, CS Financial received a monthly fee of $100,000 plus reimbursement for out-of-pocket charges for the account of PacTrust Bank or otherwise incurred by CS Financial in connection with the provision of the Services. Certain relatives and entities affiliated with relatives of Steven A. Sugarman, Chief Executive Officer of the Company and member of the Board of Directors of the Company and PacTrust Bank, also own certain minority, non-controlling interests in CS Financial.

On May 13, 2013, PacTrust Bank entered into a three-year employment agreement (the “Employment Agreement”) with Mr. Seabold and hired Mr. Seabold as Managing Director of PacTrust Bank’s Residential Lending Division. In connection with the hiring of Mr. Seabold and entering into the Employment Agreement, PacTrust Bank simultaneously terminated, with immediate effect, the Services Agreement with CS Financial.

On May 12, 2013, consistent with the Company’s corporate governance best practices and in connection with the process relating to the Employment Agreement, Mr. Seabold offered his resignation as a director of each of the Company and PacTrust Bank, and each of the respective Boards of Directors accepted such resignation effective immediately.

The appointment of Mr. Seabold as an officer of PacTrust Bank and the Employment Agreement were under the purview of, and evaluated, negotiated and recommended by, the Special Committees, as well as by the independent, disinterested members of the Compensation Committee. The Boards of Directors of the Company and PacTrust Bank, with Messrs. Steven A. Sugarman, Chief Executive Officer of the Company, and Mr. Seabold recusing themselves from the discussions and vote, also considered and approved the appointment of Mr. Seabold and the Employment Agreement, upon the recommendation of the Special Committees.

The Employment Agreement provides for a term of three years, with an automatic renewal for an additional year on the second anniversary of the effective date and on each anniversary thereafter, unless one of the parties provides a notice of non-renewal. The Employment Agreement provides Mr. Seabold with an initial base salary of $400,000, an annual cash target bonus of 50% of his annual base salary (the “Annual Target Bonus”), and an incentive bonus, generally payable one-half in cash and one-half in Company equity awards, generally equal to 10% of the pre-tax operating profits generated by originations held for sale by PacTrust Bank’s Residential Lending Division, subject to certain annual performance hurdle amounts being met (the “Incentive Bonus”).

In the event of a termination of employment without “cause” or a resignation for “good reason,” Mr. Seabold is entitled to the following (the “Severance Amounts”): (1) a pro-rata target bonus for the year of termination; (2) 1.5 times the sum of his base salary and Incentive Bonus (determined by annualizing the Incentive Bonus payable relative to the most recently completed fiscal quarter of FTB prior to the termination date), paid in installments over a twenty-four month period (following a change of control, the severance multiple would be 2, and be based upon the sum of his base salary and the Annual Target Bonus, not Incentive Bonus); and (3) 18 months (24 months following a change in control) of continued medical and dental benefits. In addition, any equity awards held by Mr. Seabold will vest in full and any stock options or stock appreciation rights will remain exercisable for the remainder of their original full terms.

Under the Employment Agreement, Mr. Seabold is subject to customary confidentiality and corporate opportunity restrictions, and employee non-solicitation restrictions while he is employed by PacTrust Bank and for a period of generally twenty-four months following termination of employment.

In connection with entering into the Employment Agreement, the Company will grant Mr. Seabold an award of (1) 50,000 shares of restricted stock, effective on the first business day of the month immediately following the approval by shareholders of the proposed 2013 Omnibus Incentive Plan at the annual meeting (or otherwise issuable in the form of cash-settled restricted stock units), and (2) non-qualified stock options for the purchase of 100,000 shares of Company common stock at an exercise price per share equal to the closing market price of Company common stock on May 13, 2013, in each case which vest, subject to continued employment, as follows: 1/5 on each of the first, second, third, fourth and fifth anniversaries of May 13, 2013.

Finally, under the Employment Agreement, Mr. Seabold granted to the Company and PacTrust Bank an option (the “Call Option”), exercisable (or not) in the Company’s and PacTrust Bank’s sole discretion on or prior to the 120 day anniversary of May 13, 2013, to acquire CS Financial for a purchase price of $10 million (the “Purchase Price”). If, in its sole discretion, the Company and/or PacTrust Bank, exercise the Call Option, (x) the Purchase Price would be payable 80% in shares of Company common stock (valued based on the volume weighted average trading price of Company common stock on the NASDAQ over the 10-day period ending on the business day immediately prior to the Call Option exercise date) and 20% in cash, or in such other percentages mutually agreed by the Company and CS Financial (but in no event less than 51% in shares of Company common stock) and (y) in consideration of the substantial expenditures of time, effort and expenses to be undertaken by Mr. Seabold in order to prepare for the consummation of the acquisition (including, without limitation, as to integration), the Company or PacTrust Bank will pay to Mr. Seabold $25,000 a month, during the period between the exercise of the Call Option and the closing of the acquisition. Sixty percent of the Purchase Price paid in shares of Company common stock will be subject to certain time and post-closing performance vesting criteria. In addition, if the Company and PacTrust Bank decline to exercise the Call Option, the Company and PacTrust Bank will in any event have the exclusive right (but no obligation) through December 31, 2013, to negotiate an acquisition transaction involving CS Financial on terms outside of those applicable to the Call Option. Effective immediately and through December 31, 2013, CS Financial will provide the Company and its advisors and representatives all due diligence and other information and access requested by the Company or its representatives to evaluate a potential transaction involving CS Financial. If the Company and PacTrust Bank decline to exercise the Call Option, PacTrust Bank will be permitted to terminate Mr. Seabold’s employment without cause for a limited period following the expiration of the Call Option without entitling Mr. Seabold to the benefits described in clauses (2) and (3) of the definition of “Severance Amounts” above.

Any decisions or actions with respect to the Call Option and/or other transaction or affiliation with CS Financial, if any, will fall under the purview and authority of the Special Committees.

Exchange Agreement with TCW Shared Opportunity Fund V, L.P.

TCW Shared Opportunity Fund V, L.P. (“TCW”) initially became a holder of Voting Common Stock and Non-Voting Common Stock as a lead investor in the November 2010 recapitalization of the Company (the “Recapitalization”). In connection with its investment in the Recapitalization, TCW also was issued by the Company an immediately exercisable five-year warrant (the “TCW Warrant”) to purchase 240,000 shares of Non-Voting Common Stock or, to the extent provided therein, shares of Voting Common Stock in lieu of Non-Voting Common Stock. TCW was issued shares of Non-Voting Common Stock in the Recapitalization because at that time, a controlling interest in TCW Asset Management Company, the investment manager to TCW, was held by a foreign banking organization, and in order to prevent TCW from being considered a bank holding company under the Bank Holding Company Act of 1956, as amended, the number of shares of Voting Common Stock it purchased in the Recapitalization had to be limited to 4.99% of the total number of shares of Voting Common Stock outstanding immediately following the Recapitalization. For the same reason, the TCW Warrant could be exercised by TCW for Voting Common Stock in lieu of Non-Voting Common Stock only to the extent TCW’s percentage ownership of the Voting Common Stock at the time of exercise would be less than 4.99% as a result of dilution occurring from additional issuances of Voting Common Stock subsequent to the Recapitalization.

In 2013, the foreign banking organization sold its controlling interest in TCW Asset Management Company, eliminating the need to limit TCW’s percentage ownership of the Voting Common Stock to 4.99%. As a result, on May 29, 2013, the Company and TCW entered into a Common Stock Share Exchange Agreement, dated May 29, 2013 (the “Exchange Agreement”), pursuant to which TCW may from time to time exchange its shares of Non-Voting Common Stock for shares of Voting Common Stock issued by the Company on a share-for-share basis, provided that immediately following any such exchange, TCW’s percentage ownership of Voting Common Stock does not exceed 9.99%. The shares of Non-Voting Common Stock that may be exchanged by TCW pursuant to the Exchange Agreement include the shares of Non-Voting Common Stock it purchased in the Recapitalization, the additional shares of Non-Voting Common Stock TCW acquired subsequent to the Recapitalization (and may in the future acquire) pursuant to the Company’s Dividend Reinvestment Plan and any additional shares of Non-Voting Common Stock that TCW acquires pursuant to its exercise of the TCW Warrant.

On June 3, 2013, TCW exchanged 550,000 shares of Non-Voting Common Stock for the same number of shares of Voting Common Stock. As a result of that exchange, the Company believes that as of June 4, 2013, TCW held 1,073,195 shares of Voting Common Stock and 494,579 shares of Non-Voting Common Stock.

BOARD OF DIRECTORS’ MEETINGS AND

COMMITTEE AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence and Ethics Code

Meetings of the Company’s Board of Directors are generally held on a monthly basis. The Company’s Board of Directors held 16 meetings during the fiscal year ended December 31, 2012. During 2012, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and committees of which he was a member held during the period in which he served. The Company’s general policy is for all directors to attend its annual meeting of shareholders, and every director at that time attended last year’s annual meeting. The Board has determined that Directors Brownstein, Chrisman, Evans, Karish, Majors and Schnel, constituting a majority of the Board members, are “independent directors,” as that term is defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market. Shareholders may communicate directly with the Board of Directors by sending written communications to Timothy R. Chrisman, Chairman of the Board of the Company, 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, Richard Herrin at 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612, or by calling (949) 236-5300. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and is available on our website at http://www.firstpactrustbancorp.com (click on the Investor Relations information link, then click on link marked “Governance Documents”).

Board Leadership Structure and Risk Oversight

As indicated above, the positions of Board Chairman and Chief Executive Officer are held by two persons. This has been the case since the Company’s formation in 2002. The Board believes this structure is appropriate for the Company because of the need for the Chairman to have independence in leading the Board of Directors to oversee and direct management, and the CEO’s direct involvement in leading management of the Company.

The Board of Directors establishes and revises policies to identify and manage various risks inherent in the business of the Company, and both directly and through its committees, periodically receives and reviews reports from management to ensure compliance with and evaluate the effectiveness of risk controls. Employees who oversee day-to-day risk management duties, including the Compliance Officer and Internal Asset Review Officer, report directly to the Audit Committee.

In September, 2012, the Board of Directors established a Risk Policy Committee to assist the Board in discharging its oversight duties with respect to the policies applicable to the risks inherent in the business of the Company and its subsidiaries in the following categories: credit risk; market and liquidity risk; fiduciary risk; operational risk; strategic risk; and compliance risk. The Risk Policy Committee is currently composed of Directors Chrisman (Chairman), Evans and Sugarman. The Risk Policy Committee met once during 2012.

Board Committee Attendance and Charters

In addition to the Risk Policy Committee discussed above, the Board of Directors of the Company has standing Audit, Nominating, Compensation and Strategic Planning Committees.

The Board of Directors has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee. The charters for the Audit Committee, Compensation Committee and the Nominating Committee are available on our website at http://www.firstpactrustbancorp.com (click on the Investor Relations information link, then click on link marked “Governance Documents”). You also can obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612 or by calling (949) 236-5300.

Audit Committee

The Audit Committee is currently comprised of Directors Evans (Chairman), Chrisman, Karish and Majors all of whom are “independent,” as independence is defined for audit committee members in the NASDAQ Listing Rules. The Board of Directors has determined that each of Directors Evans and Majors is an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, and that all of the Audit Committee members meet the independence and financial literacy requirements under the NASDAQ Listing Rules. In 2012, this Committee met 11 times. This committee is responsible for hiring, terminating and/or reappointing the Company’s independent registered public accounting firm and for reviewing the annual audit report prepared by our independent registered public accounting firm. The functions of the Audit Committee also include:

(i)	approving non-audit and audit services to be performed by the independent registered public accounting firm;

(ii)	reviewing and approving all related party transactions for potential conflict of interest situations;

(iii)	reviewing and assessing the adequacy of the Audit Committee charter on an annual basis;

(iv)	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

(v)	ensuring the existence of effective accounting and internal control systems; and

(vi)	overseeing the entire audit function of the Company, both internal and independent.

Nominating Committee

The Nominating Committee is currently composed of Directors Schnel (Chairman), Brownstein and Chrisman, each of whom is an independent director under the NASDAQ Listing Rules. This committee is primarily responsible for selecting nominees for election to the board. The Nominating Committee generally meets once per year to make nominations and holds additional meetings from time to time as needed.

The responsibilities of the Nominating Committee include:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board seeks candidates who further its objective of having a Board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience and viewpoints;

(iii)	review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s charter and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Director nominations by shareholders must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Section 1.09 of the Company’s bylaws. In general, to be timely, a shareholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder’s notice must be delivered not earlier than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of the meeting or the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The shareholder’s notice must include the information set forth in Section 1.09 of the Company’s bylaws.

The foregoing description is a summary of the Company’s nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws, and Maryland law.

During 2012 the Nominating Committee met two times.

Compensation Committee

The Compensation Committee is currently comprised of Directors Brownstein (Chairman), Chrisman and Schnel, all of whom are independent directors under the NASDAQ Listing Rules. This committee administers the Company’s equity incentive plans and arrangements and reviews overall compensation policies for the Company. The responsibilities of the Compensation Committee also include:

(i)	reviewing from time to time our compensation plans and, if the Compensation Committee believes it to be appropriate, amend or recommend that the Board amend these plans or adopt new plans;

(ii)	overseeing the evaluation of our management, and establish the compensation for our executive officers and approve the compensation for other key members of management;

(iii)	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors; and

(iv)	administering any executive or employee compensation plans which the Board has determined should be administered by the Committee.

The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the Compensation Committee. Typically, the Company’s Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee Chairman then makes compensation recommendations to the Compensation Committee with respect to the Chief Executive Officer, who does not attend that portion of the meeting. The Compensation Committee may accept or adjust such recommendations. Director compensation is determined by the Company’s Board of Directors based on the recommendations of the Compensation Committee. Other than the Company’s Chief Executive Officer acting in his capacity as a Board member, none of the Company’s executive officers has any role in determining the amount of director compensation.

The charter of the Compensation Committee authorizes the Compensation Committee to select and retain a compensation consultant and other advisors to assist the Committee in carrying out its responsibilities. Pursuant to this authority, the Compensation Committee retained the services of Pearl Meyer & Partners in 2012. See “Executive Compensation—Compensation Discussion and Analysis-Role of Compensation Consultants.”

During 2012, the Compensation Committee met seven times.

Strategic Planning Committee

The Strategic Planning Committee is currently comprised of Directors Sugarman (Chairman), Brownstein, Chrisman and Karish. This committee reviews and oversees the Company’s strategic planning processes. This committee meets as needed based on pending transactions or activities. The Strategic Planning Committee met nine times in 2012.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is an officer, employee or former officer of the Company or the Banks. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation Committee or our Board of Directors or serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section we provide an overview and analysis of our executive compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid for 2012 to the following individuals, whom we refer to as our “Named Executive Officers:”

•	Steven A. Sugarman, Chief Executive Officer of the Company;

•	Robert M. Franko, President of the Company and President and Chief Executive Officer of PacTrust Bank and Beach Business Bank;

•	Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer of the Company;

•	Richard A. Herrin, Executive Vice President, Chief Administrative Officer and Corporate Secretary of the Company and Executive Vice President of PacTrust Bank;

•	Chang M. Liu, Executive Vice President and Chief Lending Officer of PacTrust Bank;

•	Gregory A. Mitchell, Former President and Chief Executive Officer of the Company and PacTrust Bank; and

•	Marangal I. Domingo, Former Executive Vice President and Chief Financial Officer of the Company and PacTrust Bank.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

2012 Performance Highlights

We continued during 2012 to execute upon our strategic plans by implementing initiatives and achieving objectives that the Board of Directors deems to be critical to the Company’s long-term success, including:

•

Termination of the extraordinary supervisory oversight by the Office of the Comptroller of the Currency under the Memorandum of Understanding which had restricted the activities of PacTrust Bank since 2009;

•	Continuing to grow, both organically and through acquisitions, to achieve the necessary scale to compete effectively in the Company’s markets;

•	Transitioning from a unitary savings and loan holding company to a multi-bank holding company;

•	Investing in the infrastructure and resources necessary to enable management to better execute the Company’s strategic plans;

•	Augmenting the liquidity and capital strength of the Company on an enterprise-wide basis; and

•	Expanding the scope of services and products offered to customers to broaden the potential sources of profitable revenues.

Execution of the Company’s growth strategy during 2012 included completion of the acquisitions of both Beach Business Bank and Gateway Business Bank, and entering into agreements to acquire The Private Bank of California (“PBOC”) and The Palisades Group, LLC. With the closing of the pending acquisition of PBOC, the Company will have grown from a $999 million in assets San Diego-based thrift at the beginning of 2012 to a $2.5 billion in assets bank holding company providing commercial and residential lending and specialty finance services through 22 branches located across Southern California.

In addition, these acquisitions provide the foundation for one of the Company’s key strategic initiatives in 2013: the launch of the Company’s residential mortgage lending platform. At the beginning of 2012, the Company originated mortgage loans, primarily to be held in portfolio, almost entirely through wholesale channels utilizing loan brokers. As of December 31, 2012, the Company had 24 loan production offices in California, Arizona, Oregon and Washington and engaged in residential mortgage lending through wholesale, retail, correspondent and warehouse lending channels and engages in secondary marketing, loan pool purchases and sales, and mortgage servicing.

During 2012 the Company successfully issued $84.8 million of 7.5% Senior Notes, providing the liquidity and capital resources necessary to both accomplish the Company’s growth initiatives and ensure that its banking subsidiaries exceed the requirements for being “well capitalized”, a critical criterion for accomplishing the Company’s overall strategic goals and business objectives. One of those objectives is to diversify the products and services offered to customers. As a result of these acquisitions and other initiatives, in addition to mortgage lending, the Company, through its banking subsidiaries, now provides commercial and industrial lending, Small Business Administration lending, equipment leasing and financing, cash and treasury management, remote deposit, ACH origination and employer/employee retirement planning, and its loan portfolios have substantially changed from more than 85% in residential mortgages at the beginning of 2012 to less than 50% at the end of 2012.

Finally, to better enable the Company to successfully execute its strategies and profitably operate its increasingly complex businesses, in 2012 the Company made numerous enhancements in external resources, including the engagement of KPMG LLP as the Company’s independent auditors, and augmented the Company’s senior management team, appointing:

•	Steven A. Sugarman as Chief Executive Officer of the Company;

•	Robert M. Franko as Chief Executive Officer of both Beach Business Bank and PacTrust Bank;

•	Ronald J. Nicolas, Jr. as Chief Financial Officer of the Company;

•	John C. Grosvenor as General Counsel of the Company;

•	Richard A. Herrin as Chief Administrative Officer of the Company;

•	Lonny D. Robinson as Chief Financial Officer of both Beach Business Bank and PacTrust Bank and Principal Accounting Officer of the Company; and

•	Craig S. Naselow as Treasurer and Chief Investment Officer of the Company.

Compensation Committee’s Response to 2012 “Say-on-Pay” Vote

At the 2012 annual meeting of shareholders, the shareholders were presented an opportunity to vote on an advisory basis with respect to the executive compensation disclosed in the proxy statement for that meeting (commonly known as “Say-on-Pay”). Approximately 68% of votes cast voted in favor of the “Say-on-Pay” proposal. The Company currently holds “Say-on-Pay” votes on an annual basis. Accordingly, at the 2013 annual meeting of shareholders, shareholders will consider a “Say-on-Pay” proposal with respect to the executive compensation disclosed in this proxy statement. See “Proposal II – Advisory (Non-Binding) Vote on Executive Compensation.” As discussed under “Proposal III – Advisory (Non-Binding) Vote on the Frequency of an Advisory Vote on Executive Compensation,” however, the Company is proposing to hold future “Say-on-Pay” votes on a triennial basis.

Based upon the 2012 “Say-on-Pay” vote, and in light of the increasing complexity of the Company’s businesses, the Board and Compensation Committee held meetings with members of the management team to discuss the nature and scope of the Company’s executive compensation programs. The Committee and management met periodically to review and consider shareholder interests concerning the design and philosophy of the Company’s compensation plans pertaining to executive officers and key personnel, including particularly incentive compensation arrangements. The Compensation Committee also reviewed the Company’s performance and the compensation practices of similar financial institutions regarding employee and executive compensation.

Compensation Program Best Practices

As a result of these deliberations, and based upon the evolving nature of the Company’s businesses, the Compensation Committee implemented certain new features, and retained certain pre-existing compensation strategies, that the Compensation Committee considered to be key elements for a program of compensation plans which align the interests of our executive officers and our long-term strategic direction with the interests of shareholders, and do not include features that could misalign their interests or impact the safety and soundness of the Company, such as the following:

Feature	Description

Hedging /Pledging Policy	The Company has a “no-hedging” policy and a “no-pledging” policy of Company shares.

Share Ownership Requirements	The Company recently implemented share ownership requirements for senior officers as well as the Board of Directors.

Repricing	We do not permit the repricing of underwater stock options or stock appreciation rights without the approval of shareholders.

CIC Payments	Our employment agreements do not include provisions which provide excess payments in the event of a change-in-control.

Supplemental Retirement Plans	We do not maintain any supplemental retirement arrangements with executives and employees.

Bonuses	We do not have any multi-year guaranteed bonuses as part of our employment agreements.

Philosophy and Objectives of the Compensation Program

Our compensation programs are designed to attract and retain key employees, motivate them to achieve optimal results and reward them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing shareholder value over the long-term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe that the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, in addition to their individual contributions to that success, in attaining key operating objectives, such as growth in deposits and customer relationships, growth of operating earnings and earnings per share and, ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing the Company should be the basis for determining their overall compensation, taking into consideration pertinent economic conditions, interest rate trends, and the competitive market environment. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option, restricted stock grants and other equity incentive programs. Our approach to compensation management includes a review of all incentive programs to avoid imprudent risk-taking and to promote safety and soundness. In that regard, the Company intends to continuously review its compensation programs during 2013 to mirror the needs of its strategic goals and business objectives, as well as changes in its management structure, as it integrates the operations of Beach Business Bank and completes the acquisitions of PBOC and The Palisades Group, LLC.

Overview of Executive Compensation Program

Key elements of compensation for our executives include salary, an employee bonus incentive plan, equity incentive awards, 401(k) plan, and health, disability and life insurance benefits. Subject to the terms of their employment agreements (see “—Employment Agreements” below), base salaries for our executive officers are generally reviewed, at least annually, at a meeting of the Compensation Committee. The Compensation Committee also considers executive officer performance and makes subjective recommendations for bonus payments and equity incentive awards to our executive officers based on a variety of factors, in its discretion.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper regulatory compliance and helping to create a cohesive team.

Emphasis on Shareholder Alignment

Through the use of equity awards, such as restricted stock and stock option awards, the total compensation of each of our Named Executive Officers is highly dependent on performance and substantially aligned with the interests of shareholders. The Committee emphasizes individual and business performance outcomes designed to link actual compensation amounts with factors that contribute to shareowner value. Equity awards represent approximately 45% of potential compensation for our Chief Executive Officer, and more than 20% of potential compensation for the other Named Executive Officers.

Base salary is designed to be sufficiently competitive for recruitment and retention purposes and is expected to represent approximately 33% of potential compensation for our Chief Executive Officer, and approximately 50% of potential compensation for our other Named Executive Officers.

The following chart illustrates the basic pay mix for our Chief Executive Officer (excluding director fees paid prior to his employment as an officer and assuming 3-year vesting of equity awards).

The Compensation Committee, which is comprised of three independent members of the Company’s Board of Directors, (as discussed in greater detail under “Board of Directors’ Meetings and Committee and Corporate Governance Matters—Compensation Committee”) revisited the Company’s Compensation Committee charter in 2012 and recommended changes which were approved by the Board, including changes required to comply with recently finalized committee standards applicable to NASDAQ-listed companies such as us. The Committee is responsible for, among other things:

•	Reviewing goals and objectives of compensation plans and if appropriate, amending or recommending that the Board of Directors amend goals and objectives;

•

Reviewing compensation plans, and if appropriate, recommending to the Board of Directors the adoption of new incentive-compensation plans, equity-based plans, other compensation plans or amendments to existing plans;

•	Approving and reviewing the Chief Executive Officer’s corporate goals and objectives and determining compensation levels;

•	Overseeing the evaluation of management personnel, and determining compensation levels for executive officers and other key members of management;

•	Reviewing the policies regarding tax deductibility of compensation for purposes of Section 162(m) of the Internal Revenue Code; and

•

Reviewing the Company’s incentive compensation practices to determine whether they encourage excessive risk taking, and approving, or recommending to the Board of Directors for approval, changes to mitigate risk.

The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company’s current and future compensation levels. These sources include, but are not limited to, committee members, management, other members of the Board of Directors, publicly available compensation data regarding executive officers within the industry, the Company’s understanding of compensation arrangements at other financial institutions with similar growth strategies, and advice from the Compensation Committee’s consultants. Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee Chairman then makes compensation recommendations to the Compensation Committee with respect to the Chief Executive Officer, who does not attend that portion of the meeting. The Compensation Committee may accept or adjust such recommendations.

Our policy for allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our company and our shareholders. Likewise, we provide cash compensation in the form of base salary to meet competitive norms and reward good performance on an annual basis in the form merit salary adjustments and bonus compensation to reward superior performance against specific short-term goals. We provide equity-based compensation as a long-term incentive and a means of directly aligning the interests of our executive officers with the interests of our shareholders. We believe that our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and consistent with the philosophy and objectives of our compensation program.

Role of Compensation Consultants

The Compensation Committee at times engages the services of an independent compensation consulting firm. The Compensation Committee retained the services of Pearl Meyer & Partners commencing in 2012 to assist the Committee with its review and approval of the new employment agreement with Mr. Sugarman, as well as to review market comparables for, and make recommendations regarding, remuneration of members of the Board of Directors, and to advise the Compensation Committee and the Board of Directors concerning the Company’s compensation policies and programs going forward.

2012 Compensation Decisions

In December 2011, the Board of Directors adjusted the recommended level of annual incentive compensation for the Company’s executive officers to reduce the amount of discretionary bonus compensation in order to reflect the fact that certain objectives for 2011 were not achieved within the time frame envisioned for their accomplishment, including particularly the termination of the 2009 Memorandum of Understanding for PacTrust Bank. Commencing in April 2012, the Compensation Committee revisited the earlier discretionary bonus decisions for the executive team once the remaining objectives for 2011 were accomplished, including the termination of the Memorandum of Understanding. In addition, among other matters, the Committee considered the results achieved by management in successfully completing the acquisitions and integrations of Gateway Business Bank and Beach Business Bank. Based upon the Committee’s understanding of market levels of compensation for senior management at similar organizations, in September 2012, after considering these factors, the Committee determined to provide certain executive officers (including Messrs. Herrin, Liu and Domingo) and other employees with cash bonuses in the form of increases to their minimum base salaries under their employment agreements and grants of immediately vested shares of restricted stock. The Company entered into amended employment agreements with these officers to implement the adjusted base salary levels, but provided in the amendments that the amount of the increase in base salary would not apply for purposes of calculating severance payments except where termination of employment occurs within 12 months following a Change-in Control. In addition, in the case of Messrs. Herrin and Liu, the severance payout periods under their employment agreements were extended from 18 months to 24 months to be more consistent with the employment agreements with most of the other executive officers. See “—Employment Agreements.” The adjustments made to base salaries and the additional equity awards are outlined in greater detail below.

Base Salary

We seek to establish salary compensation for our executive officers based on our Company’s operating performance relative to the value proposition for the Company, the compensation offered by competing employers, salaries at comparable companies and our achievement of overall Company objectives. Subject to an executive officer’s minimum base salary as established by contract (see “—Employment Agreements”), in setting base salaries, the Compensation Committee typically reviews the Chief Executive Officer’s recommendations with respect to the other executive officers and discusses the relative qualifications, experience and responsibilities of the officers. The Compensation Committee also considers the salary information for executive officers of financial institutions that are comparable in size to First PacTrust. It is our policy to pay our Chief Executive Officer and other executive officers on a competitive basis that allows us to attract and retain talented managerial employees both at the senior executive level and below.

Each of the Named Executive Officers was hired pursuant to an employment agreement or subsequently signed an employment agreement that established each Named Executive Officer’s minimum base salary. Each employment agreement was the result of negotiations between the Company and the Named Executive Officer. Salaries are typically reviewed and adjusted annually at the discretion of the Committee or the Board of Directors. During 2012, salaries were increased for certain of the Named Executive Officers. Subsequent to the departure of Mr. Mitchell and the appointment of Mr. Sugarman in September 2012, the Committee determined that it should enter into modified employment agreements with certain key executives, including Messrs. Franko, Herrin, Liu and Domingo. (Mr. Nicolas had not yet joined the Company). The terms of the modified agreements provided for an increase in each executive officer’s base salary.

		Annual Rate of Base Salary
Executive	Title	2011	2012
Steven A. Sugarman	Chief Executive Officer, First PacTrust Bancorp	N/A	$600,000

Robert M. Franko	President, First PacTrust Bancorp; Chief Executive Officer, PacTrust Bank and Beach Business Bank	N/A	$375,000

Ronald J. Nicolas Jr.	Chief Financial Officer	N/A	$325,000

Richard A. Herrin	Chief Administrative Officer	$250,000	$320,000

Chang M. Liu	Chief Lending Officer	$228,000	$270,000

Gregory A. Mitchell	Former President & Chief Executive Officer	$416,000	$416,000

Marangal I. Domingo	Former Chief Financial Officer	$275,000	$325,000

The Compensation Committee generally takes into account the following factors when considering adjustments to executive officer salaries:

•	performance against corporate and individual objectives, relative to pertinent economic, interest rate and competitive environment factors;

•	difficulty of achieving desired results;

•	value of their unique skills and capabilities to support long-term performance of the Company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team and internal consistency.

Mr. Franko’s 2012 salary was increased in September 2012 to $375,000 in connection with the substantial additional responsibilities he assumed by being appointed as President and Chief Executive Officer of PacTrust Bank, in addition to his existing positions as President of the Company and President and Chief Executive Officer of Beach Business Bank. The salary increases for Messrs. Herrin, Liu and Domingo are explained above, under “-2012 Compensation Decisions.”

Annual Incentives

The employment contracts with our Named Executive Officers provide for additional or special compensation, such as incentive pay or bonuses, as the Board of Directors or Compensation Committee may from time to time determine. Messrs. Sugarman and Nicolas entered into employment agreements in 2012 that specify a target bonus of 50% of base salary and, in the case of Mr. Sugarman, the opportunity to receive compensation in excess of the target based on profitability of the Company’s non-depository businesses. All other Named Executive Officers are eligible for bonuses but do not have a target bonus level as a percentage of their base salary defined in their employment agreements.

As discussed under “-2012 Compensation Decisions,” in September 2012, certain Named Executive Officers were given cash bonuses in the form of increases in base salary (reflected in the table above) and additional equity awards in the form of immediately vested shares of restricted stock, in recognition of the achievement in 2012 of certain strategic objectives that had not been accomplished during 2011, and the fact that incentive awards for 2011 had been correspondingly reduced, as well as the accomplishment of the successful acquisitions of Beach Business Bank and Gateway Business Bank, as follows:

Executive	Title	Grant Date Value of Equity Awards
Marangal I. Domingo	Former Chief Financial Officer	$125,600

Richard A. Herrin	Chief Administrative Officer	$125,600

Chang M. Liu	Chief Lending Officer	$100,480

Following the end of 2012, the Committee commenced an evaluation of the performance compensation to be considered for the Chief Executive Officer and the other Named Executive Officers (other than Messrs. Mitchell and Domingo, each of whom was then no longer employed by the Company) based upon their performance during 2012. There was no specific weighting of business goals compared to an individual officer’s performance, but instead the recommended bonus reflected a holistic view of the success of each executive in achieving objectives for their respective functional area and, consequently, the executive compensation awards paid for 2012 were above target levels in the case of Messrs. Sugarman and Nicolas. To encourage ongoing focus on long-term shareholder value and retention among select key employees, the Committee required that executive officers, except for Mr. Liu, receive a minimum of one-third of the bonus in the form of restricted stock. The shares of restricted stock vest over a minimum of three years, typically in equal annual installments. The remainder of the incentive award not paid in restricted stock was paid in cash. Since Mr. Liu’s bonus was based upon loan production results, the Committee determined that Mr. Liu’s entire incentive award would be paid in cash. The additional bonus amounts to certain Named Executive Officers were as follows:

Executive	Title	2012 Incentive	2012 Cash Component of the Annual Incentive
Steven A. Sugarman	Chief Executive Officer	$225,000	$150,750

Robert M. Franko	President, First PacTrust Bancorp; Chief Executive Officer, PacTrust Bank and Beach Business Bank	$50,000	$0

Ronald J. Nicolas Jr.	Chief Financial Officer	$125,000	$83,750

Richard A. Herrin	Chief Administrative Officer	$100,000	$83,500

Chang M. Liu	Chief Lending Officer	$120,000	$120,000

Long-Term Incentives

The Compensation Committee believes that a significant portion of Named Executive Officers’ target compensation should generally be in the form of long-term incentives, which motivates leaders and key employees through the use of awards tied to the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of shareholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and provide an incentive for continued service at the Company. Long-term incentive awards are currently granted under the 2011 Omnibus Incentive Plan. At the annual meeting, shareholders will be asked to approve the 2013 Omnibus Incentive Plan, which would, like the 2011 Omnibus Incentive Plan, permit long-term equity awards. If the 2013 Omnibus Incentive Plan is approved at the annual meeting, then no future awards will be made under the 2011 Omnibus Incentive Plan. See “Proposal IV—Approval of the 2013 Omnibus Stock Incentive Plan.”

The Company issues long-term incentives in three ways. First, at the discretion of the Board of Directors, the Company at times awards special inducement equity awards. These special inducement awards are negotiated upon hire or upon renegotiation of the employee’s contract and are based on the Committee’s understanding of the market levels of pay for the given position, the skills and experiences of the executive to be hired, and the level required to induce employment. The Committee determines for each executive the appropriate ratio of stock options/SARs and restricted stock to be issued upon hire to adequately motivate and align executive interests with the interests of shareholders.

In connection with Mr. Sugarman’s appointment as co-Chief Executive Officer, Mr. Sugarman was awarded a cash-settled stock appreciation right with respect to 500,000 shares of common stock. The stock appreciation right vests in three annual installments beginning with the date of grant.

In connection with Mr. Nicolas’ employment he was granted 25,000 restricted shares of common stock and 75,000 stock options. The restricted shares and stock options granted to Mr. Nicolas vest in five equal annual installments commencing upon the first anniversary of the effective date of his employment agreement.

In connection with Mr. Franko’s appointment as President and Chief Executive Officer of PacTrust Bank, which added to his existing responsibilities as President of the Company and President and Chief Executive Officer of Beach Business Bank, Mr. Franko was granted 60,000 restricted shares. The restricted shares vest in five equal annual installments beginning with the date of grant.

Upon renegotiation of the employment terms for Messrs. Herrin, Liu and Domingo each received a restricted stock award of 10,000, 8,000 and 10,000 shares, respectively, which were fully vested at the date of grant.

Second, as previously outlined, the Committee believes that ongoing equity opportunities further align management’s interests with the long-term interests of shareholders, encourages long-term safety and soundness of the Company, and encourages long-term retention of key employees. As a result, the Committee determined to issue a minimum of one-third of the 2012 bonus determined in 2013 in the form of restricted stock which vests over a minimum three year period to select executive officers. Individual members of management were allowed to request that a greater portion of their incentive compensation be paid in the form of restricted stock, or to vest over a longer period of time, and the Committee determined the appropriateness of the request by considering each officer’s outstanding equity awards, the amount of vested equity, and other compensation elements provided by the Company.

Third, the Committee believes that equity awards align management’s interests with the long-term interests of the Company’s shareholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for continued service at the Company, and encourage retention of key employees. In determining whether to award long-term incentives to executives, the Compensation Committee performs an annual review process which includes consideration of factors such as the Company’s overall performance, duties and responsibilities assumed by the executive, the overall performance of the executive’s area of responsibility, the executive’s impact on strategic goals, prior levels of total compensation, the number and mix of each executive’s outstanding equity-based awards, and the desired emphasis on retention and motivation. However, there is no specific weighting applied to any one factor in determining the level of equity-based awards or the mix between stock options, restricted stock, and other forms of equity awards. Instead, the process ultimately relies on a holistic and qualitative assessment of the facts and the exercise of the Compensation Committee’s judgment. For 2012, the Committee determined that the outstanding inducement grants and the allocation of the bonus in the form of restricted stock provided sufficient alignment with shareholders that no additional grants were warranted.

Stock Ownership Guidelines

The Board of Directors recently adopted stock ownership guidelines for senior officers and non-employee directors of the Company. The guidelines require that our Chief Executive Officer own shares equal to at least 300% of his after-tax base salary and that the other Named Executive Officers own shares equal to at least 100% of their after-tax base salary. Each non-employee director is expected to maintain a minimum equity investment in common shares equal to at least 100% of their after-tax base annual retainer (exclusive of compensation paid for committee membership or chairmanship). Compliance with the guidelines is required to be achieved within a two-year period from their adoption.

Hedging/Pledging Policy

The Company considers it inappropriate for any director or officer to enter into speculative transactions in First PacTrust’s securities. The Company’s insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors, officers, and other employees may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held. The prohibitions do not apply to the exercise of stock options granted as part of a Company incentive plan.

401(k) Plan

We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”). All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also eligible to be allocated matching and profit sharing contributions, if any, after they have attained age 18 and completed 12 months of continuous employment, during which they worked at least 1,000 hours.

During 2012, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary, up to a maximum of $17,000. In addition, participants who have attained age 50 may defer an additional $5,500 annually as a 401(k) “catch-up” contribution. All employees who participate in the 401(k) Plan received 100% matching funds for the first 4% of salary contributed by the employee during 2012. All 401(k) deferrals made by participants are before-tax contributions. In the event of retirement at age 65 or older, permanent disability or death, however, a participant will automatically become 100% vested in the value of all matching and profit sharing contributions and earnings thereon, regardless of the number of years of service with the Company.

Participants may invest amounts contributed by them, as well as employer matching and profit sharing contributions (to the extent they are fully vested), to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan.

Perquisites and Other Benefits

Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees other than as described in the severance agreements. Our health and insurance plans are the same for all employees. The Company currently offers employees their choice of two different health plans. Named Executive Officers are often required to drive between branches and offices located throughout the Southern California region. As a result, the Company provides each of the Named Executive Officers a company car or auto allowance due to the amount of driving required.

Equity Grant Policy

Executives currently receive long-term equity awards pursuant to the terms of the 2011 Omnibus Incentive Plan, which was approved by the Company’s shareholders. The Board of Directors and, by delegation, the Compensation Committee, administers the 2011 Omnibus Incentive Plan and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of our shareholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval.

The exercise price of stock option grants are set at 100% of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

At the annual meeting, shareholders will be asked to approve the 2013 Omnibus Incentive Plan, which would, like the 2011 Omnibus Incentive Plan, permit long-term equity awards. If the 2013 Omnibus Incentive Plan is approved at the annual meeting, then no future awards will be made under the 2011 Omnibus Incentive Plan. See “Proposal IV—Approval of the 2013 Omnibus Stock Incentive Plan.”

Employment Agreements and Post-Termination Payments

As previously discussed, the Company has entered into employment agreements with each of the Named Executive Officers. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of the Named Executive Officer at his prior place of employment, in the case of new hires. The specifics of these arrangements are described in detail below under “Employment Agreements.”

Payments Due Upon Termination or a Change in Control

Under the terms of our equity-based compensation plans and their respective employment agreements, the Chief Executive Officer and the other Named Executive Officers are entitled to severance benefits upon termination of their employment under specified circumstances. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under “Employment Agreements” and “Potential Payments upon Termination or Change in Control.”

In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with the Named Executive Officer. As part of these negotiations, the Compensation Committee analyzed the terms of arrangements for comparable executives employed by companies in the banking industry. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring or retaining the individual. The Compensation Committee believes that these arrangements can play a significant role in attracting and retaining key executive officers by providing security to the executive and leadership continuity to the Company.

The 2011 Omnibus Incentive Plan currently provides for the accelerated vesting of equity awards in the event of a change in control. In addition, certain employment agreements as well as certain forms of equity agreements provide for accelerated vesting of equity-based awards upon either a change in control or certain terminations of employment.

The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of equity-based awards in the event of a change in control is generally appropriate because in some change in control situations equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.

Recoupment Policy

Under Section 304 of the Sarbanes Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. The Company plans to amend the recoupment policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules have been implemented.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

Accounting Impact

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

Tax Impact

Section 162(m) of the Internal Revenue Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2011 Omnibus Incentive Plan is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation not subject to the $1.0 million limitation. Awards of restricted stock or RSUs made under the 2011 Omnibus Incentive Plan may or may not qualify as performance-based compensation. The 2012 incentive awards paid out in restricted stock and cash to the Named Executive Officers during fiscal year 2012 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore, if any of the Named Executive Officers’ total compensation exceeds the $1.0 million limit, the incentive awards issued to such officer may not be deductible for income tax purposes. The proposed 2013 Omnibus Incentive Plan to be voted on by shareholders at the annual meeting is structured in a manner similar to the 2011 Omnibus Incentive Plan with regard to equity-based compensation and Section 162(m) of the Code. See “Proposal IV—Approval of the 2013 Omnibus Stock Incentive Plan.”

The Compensation Committee will continue to consider steps that might be in the Company’s best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments.” Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is furnished by the Compensation Committee of the Company’s Board of Directors:

Chad T. Brownstein

Timothy R. Chrisman

Jonah Schnel

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary			Bonus			Stock Awards(9)		Option/ SAR Awards(10)		Non- Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation			Total
Steven A. Sugarman	2012		$191,605			$150,750	(8)		$74,250		$1,790,000		$—		$—		$126,846	(11)		$2,333,451
Chief Executive Officer of the Company(1)

Robert M. Franko	2012		$277,100			0	(8)		$803,597		$—		$—		$—		$5,759	(11)		$1,086,456
President of the Company and President and Chief Executive Officer of PacTrust Bank and Beach Business Bank(2)

Ronald J. Nicolas, Jr.	2012		$37,521			$83,750	(8)		$325,248		$218,250		$—		$—		$17,058	(11)		$681,827
Executive Vice President and Chief Financial Officer of the Company(3)

Richard A. Herrin	2012		$265,000			$83,500	(8)		$142,095		$—		$—		$—		$13,415	(11)		$504,010
Executive Vice President, Chief Administrative Officer and Corporate Secretary of the Company and Executive Vice President of PacTrust Bank(4)

Chang M. Liu	2012		$248,077			$120,000	(8)		$100,480		$—		$—		$—		$11,398	(11)		$439,955
Executive Vice President and Chief Lending Officer of PacTrust Bank(5)

Gregory A. Mitchell	2012		$366,450			$0			$—		$—		$—		$—		$1,413,980	(11)		$1,780,430
Former President and Chief Executive Officer of the Company and PacTrust Bank(6)	2011 2010	$ $	417,224 56,000	(6)	$ $	26,000 —		$ $	25,995 108,937	$ $	— 1,199,700	$ $	— —	$ $	— —	$ $	6,927 153,559	(12) (13)	$ $	476,146 1,518,196

Marangal I. Domingo	2012		$331,137			0			125,600								$56,869	(11)		$513,606
Former Executive	2011		$176,028			$32,000			$113,664		$272,000		$—		$—		$3,459	(12)		$597,151
Vice President and Chief Financial Officer of the Company and PacTrust Bank(7)

(1)	Mr. Sugarman was appointed as co-Chief Executive Officer of the Company effective August 21, 2012 and as Chief Executive Officer of the Company effective September 21, 2012. No compensation information is provided for Mr. Sugarman for 2011 or 2010 because he was not a Named Executive Officer for either of those years, having first become an executive officer of the Company in 2012.
(2)	Mr. Franko, who had been serving as President and Chief Executive Officer of Beach Business Bank prior to the Company’s acquisition of Beach Business Bank and continues to serve in that capacity, became President of the Company effective July 1, 2012 upon completion of the Company’s acquisition of Beach Business Bank and President and Chief Executive Officer of PacTrust Bank effective September 25, 2012. No compensation information is provided for Mr. Franko for 2011 or 2010 because he was not a Named Executive Officer for either of those years, having first joined the Company in 2012. Compensation paid to Mr. Franko by Beach Business Bank prior to the July 1, 2012 acquisition date is not included in this table.
(3)	Mr. Nicolas became Executive Vice President: Finance of the Company on November 5, 2012 and Executive Vice President and Chief Financial Officer of the Company effective November 13, 2012. From October 18, 2012 until November 5, 2012, Mr. Nicolas served as a consultant to the Company. No compensation information is provided for Mr. Nicolas for 2011 or 2010 because he was not a Named Executive Officer for either of those years, having first joined the Company in 2012.
(4)	No compensation information is provided for Mr. Herrin for 2011 or 2010 because he was not a Named Executive Officer for either of those years.
(5)	No compensation information is provided for Mr. Liu for 2011 or 2010 because he was not a Named Executive Officer for either of those years.
(6)	Mr. Mitchell resigned as co-Chief Executive Officer of the Company and as President and Chief Executive Officer of PacTrust Bank effective September 21, 2012. See “Separation and Settlement Agreement with Mr. Mitchell.” Mr. Mitchell became co-Chief Executive Officer of the Company effective August 21, 2012 after having served as Chief Executive Officer of the Company and President and Chief Executive Officer of PacTrust Bank since November 1, 2010. From May 2010 until November 1, 2010, Mr. Mitchell served as a consultant to the Company. The base salary for Mr. Mitchell is comprised of $185,050 from the Company and $232,174 from PacTrust Bank.
(7)	Mr. Domingo resigned as Executive Vice President and Chief Financial Officer of the Company and PacTrust Bank effective November 13, 2012, positions he held since joining the Company and PacTrust Bank effective May 6, 2011. On December 26, 2012, Mr. Domingo entered into a consulting agreement with the Company and PacTrust Bank pursuant to which he is to provide consulting services to the Company for a six-month term that began on January 1, 2013. See “Consulting Agreement with Mr. Domingo.” No compensation information is provided for Mr. Domingo for 2010 because he was not a Named Executive Officer for that year, having first joined the Company and PacTrust Bank in 2011.

(8)	At least one-third of the Named Executive Officer’s bonus for 2012 was required to be paid in restricted stock awarded under the 2011 Omnibus Incentive Plan, except for Mr. Liu, whose bonus was paid entirely in cash. The restricted stock portion is excluded from the amounts shown under the “Bonus” column for Messrs. Sugarman, Nicolas, Franko and Herrin and is instead reflected in the amounts reported for them under the “Stock Awards” column. Mr. Franko, who is the only Named Executive Officer who elected to receive more than the one-third minimum in restricted stock, elected to receive his entire bonus for 2012 in restricted stock. The restricted stock awards made to Messrs. Sugarman, Nicolas, Franko and Herrin as part of their bonuses for 2012 also are reflected in the Grants of Plan-Based Awards table. For additional information regarding the bonuses for 2012, see “Compensation Discussion and Analysis—Annual Incentives.”
(9)	Represents the grant date fair values of the stock awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 3 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
(10)	Represents the grant date fair values of the option and stock appreciation right (in the case of Mr. Sugarman) awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 3 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
(11)	For Mr. Sugarman, amount includes director fees of $125,500 (which were discontinued upon his becoming an executive officer of the Company on August 21, 2012), and matching contributions to his 401(k) plan account. For Mr. Nicolas, amount includes consulting fees of $17,058, dividends paid on the unvested portion of a restricted stock award and matching contributions to his 401(k) plan account. For Messrs. Franko, Herrin, Liu, Mitchell and Domingo, amounts includes dividends paid on the unvested portions of restricted stock awards and matching contributions to their 401(k) plan accounts. For Mr. Mitchell, pursuant to the Separation and Settlement Agreement he entered into with the Company in connection with his resignation as Chief Executive Officer of the Company and as President and Chief Executive Officer of PacTrust Bank effective September 21, 2012, amount also includes (i) severance amounts to be paid during the 24 months following termination of employment, (ii) a lump sum cash payment of $503,830 in exchange for cancellation of all of Mr. Mitchell’s outstanding equity awards and (iii) consulting fees of $65,000. See “Separation and Settlement Agreement with Mr. Mitchell.” For Mr. Domingo, pursuant to the consulting agreement that he entered into with the Company and PacTrust Bank, the amount includes $40,625 representing the pro-rated amount of base salary to which Mr. Domingo was entitled under his employment agreement as a result of the waiver by the Company and PacTrust Bank of the 45-day prior notice requirement for Mr. Domingo’s voluntary termination of employment. The amount does not include consulting fees paid in 2013 during the term of the consulting agreement. See “Consulting Agreement with Mr. Domingo.”
(12)	For Messrs. Mitchell and Domingo, amount includes the amount of dividends earned on the unvested portions of their restricted stock awards and matching contributions to their 401(k) accounts.
(13)	For Mr. Mitchell, amount includes (i) fees totaling $150,000 ($25,000 per month) for service as a consultant to the Company from May 2010 until he became Chief Executive Officer of the Company on November 1, 2010; and (ii) dividends paid on the unvested portion of a restricted stock award.

For information regarding the employment agreements between the Company and each of Messrs. Sugarman, Nicolas, Franko, Herrin and Liu, see “—Employment Agreements.” For information regarding the Separation and Settlement Agreement with Mr. Mitchell, see “—Consulting Agreement with Mr. Mitchell.” For information regarding the Consulting Agreement with Mr. Domingo, see “Consulting Agreement with Mr. Domingo.”

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the Named Executive Officers for 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options/ SARs (#)		Exercise/ Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock and Option/ SAR Awards(7)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Steven A. Sugarman	08/21/12	—	—	—	—	—	—	—		500,000	(1)	$12.12	$1,790,000
	03/04/13	—	—	—	—	—	—	7,112	(2)	—		—	$74,249

Robert M. Franko	09/25/12	—	—	—	—	—	—	60,000	(3)	—		—	$753,600
	03/04/13	—	—	—	—	—	—	4,789	(2)	—		—	$49,997

Ronald J. Nicolas, Jr.	11/05/12	—	—	—	—	—	—	25,000	(4)	—		—	$284,000
	11/05/12	—	—	—	—	—	—	—		75,000	(5)	$11.36	$218,250
	03/04/13	—	—	—	—	—	—	3,951	(2)	—		—	$41,248

Richard A. Herrin	09/25/12	—	—	—	—	—	—	10,000	(6)	—		—	$125,600
	03/04/13	—	—	—	—	—	—	1,580	(2)	—		—	$16,495

Chang M. Liu	09/25/12	—	—	—	—	—	—	8,000	(6)	—		—	$100,480

Gregory A. Mitchell	—	—	—	—	—	—	—	—		—		—	—

Marangal I. Domingo	09/25/12	—	—	—	—	—	—	10,000	(6)	—		—	$125,600

(1)	Represents a cash-settled stock appreciation right awarded to Mr. Sugarman with respect to 500,000 shares of the Company’s common stock. The vesting schedule of the stock appreciation right is as follows: one-third on August 21, 2012, one-third on August 21, 2013 and one-third on August 21, 2014.
(2)	Represents a restricted stock award in connection with the bonus for 2012 paid to the Named Executive Officers in 2013 in which restricted shares vest in three equal installments commencing upon the date of grant (other than Mr. Franko whose shares vest in five equal annual installments commencing upon the first anniversary of the date of grant).
(3)	Represents a restricted stock award to Mr. Franko with the following vesting schedule: 20% increments on each of September 25, 2012, 2013, 2014, 2015 and 2016.
(4)	Represents a restricted stock award to Mr. Nicolas with the following vesting schedule: 20% increments on each of November 5, 2013, 2014, 2015, 2016 and 2017.
(5)	Represents a stock option granted to Mr. Nicolas with the following vesting schedule: 20% increments on each of November 5, 2013, 2014, 2015, 2016 and 2017.
(6)	Represents a restricted stock award that vested in full on September 25, 2012.
(7)	Represents the grant date fair values of the awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 3 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Outstanding Equity Awards at December 31, 2012

The following table provides information regarding vested and unvested stock options and stock appreciation rights and unvested restricted stock awards held by the Named Executive Officers as of December 31, 2012.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs Exercisable (#)		Number of Securities Underlying Unexercised Options/ SARs Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SAR Exercise/ Base Price(1)	Option/ SAR Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven A. Sugarman	166,666	(4)	333,334	(4)	—	$12.12	08/21/2022	—		—	—	—
	16,165	(5)	—		—	$15.81	06/27/2021	—		—	—	—

Robert M. Franko	—		—		—	—	—	48,000	(6)	588,960	—	—

Ronald J. Nicolas, Jr.	—		75,000	(7)	—	$11.36	11/05/2022	—		—	—	—
	—		—		—	—	—	25,000	(8)	306,750	—	—

Richard A. Herrin	43,333	(9)	21,667	(9)	—	$11.60	11/17/2020	—		—	—	—
	—		—		—	—	—	1,400	(10)	17,178	—	—
	—		—		—	—	—	1,201	(11)	14,736	—	—

Chang M. Liu	33,334	(12)	16,666	(12)	—	$11.88	11/29/2020	—		—	—	—
	—		—		—	—	—	1,433	(13)	17,583	—	—
	—		—		—	—	—	1,504	(14)	18,454	—	—

Gregory A. Mitchell(15)	—		—		—	—	—	—		—	—	—

Marangal I. Domingo	26,666	(16)	53,334	(16)	—	$14.48	05/06/2021	—		—	—	—

(1)	The exercise price of each stock option and stock appreciation right is equal to the grant day’s closing price of the Voting Common Stock on the NASDAQ Stock Market.
(2)	The scheduled expiration date of each stock option and stock appreciation right occurs ten years after the grant date.
(3)	Reflects the dollar value of unvested restricted shares as of December 31, 2012 based on that day’s closing price of the Voting Common Stock on the NASDAQ Stock Market of $12.27.
(4)	Represents cash-settled stock appreciation right with the following schedule: one-third increments on August 21, 2012, 2013 and 2014.
(5)	Represents stock option with the following vesting schedule: 100% on June 27, 2012.
(6)	Represents unvested portion as of December 31, 2012 of award of 60,000 shares of restricted stock. The vesting schedule of the shares is as follows: 20% increments on each of September 25, 2012, 2013, 2014, 2015 and 2016.
(7)	Represents stock option with the following vesting schedule: 20% increments on each of November 5, 2013, 2014, 2015, 2016 and 2017.
(8)	Represents restricted stock award with the following vesting schedule: 20% increments on each of November 5, 2013, 2014, 2015, 2016 and 2017.
(9)	Represents stock option with the following vesting schedule: one-third increments on each of November 17, 2011, 2012 and 2013.
(10)	Represents unvested portion as of December 31, 2012 of award of 4,200 shares of restricted stock. The vesting schedule of the shares is as follows: one-third increments on each of November 17, 2011, 2012 and 2013.
(11)	Represents unvested portion as of December 31, 2012 of award of 3,602 shares of restricted stock. The vesting schedule of the shares is as follows: one-third increments on each of December 31, 2011, 2012 and 2013
(12)	Represents stock option with the following vesting schedule: one-third increments on each of November 29, 2011, 2012 and 2013.
(13)	Represents unvested portion as of December 31, 2012 of award of 4,300 shares of restricted stock. The vesting schedule of the shares is as follows: one-third increments on each of November 29, 2011, 2012 and 2013.
(14)	Represents unvested portion as of December 31, 2012 of award of 4,512 shares of restricted stock. The vesting schedule of the shares is as follows: one-third increments on each of December 31, 2011, 2012 and 2013.
(15)	Pursuant the Separation and Settlement Agreement he entered into with the Company, effective upon Mr. Mitchell’s resignation, all of Mr. Mitchell’s outstanding equity awards were cancelled in exchange for a cash payment. See “Separation and Settlement Agreement with Mr. Mitchell.”
(16)	Represents stock option with the following vesting schedule: one-third increments on each of May 6, 2012, 2013 and 2014. Mr. Domingo resigned effective November 13, 2012. The portion of the option that was vested as of Mr. Domingo’s resignation date will remain exercisable until November 13, 2013, at which time such portion, to the extent then unexercised, will expire.

Option Exercises and Stock Vested

The following table provides information regarding vested and unvested stock options and stock appreciation rights and unvested restricted stock awards held by the Named Executive Officers as of December 31, 2012.

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Steven A. Sugarman	—	$—	—	$—

Robert M. Franko	—	$—	12,000	$150,720

Ronald J. Nicolas, Jr.	—	$—	—	$—

Richard A. Herrin	—	$—	12,601	$155,751

Chang M. Liu	—	$—	10,938	$135,370

Gregory A. Mitchell	—	$—	—	$—

Marangal I. Domingo	—	$—	11,667	$143,886

(1)	Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Employment Agreements

We have employment agreements with each of Messrs. Sugarman, Nicolas, Franko, Herrin and Liu. Set forth below are descriptions of those agreements.

Employment Agreement with Mr. Sugarman.    Effective August 21, 2012, Mr. Sugarman entered into a three-year employment agreement with the Company, with an automatic renewal for an additional year on the second anniversary of the effective date and on each anniversary thereafter, unless the Company provides Mr. Sugarman with timely notice of non-renewal. The employment agreement provides Mr. Sugarman with an annual base salary of $600,000, subject to annual review and increase, but not decrease, by the Board of Directors of the Company. The employment agreement also provides that Mr. Sugarman is eligible to receive an annual cash bonus award with a target award opportunity of 50% of his annual base salary and a minimum of 10% of the annual profitability (measured as EBITDA) of the Company’s subsidiaries that are not depository institutions. In the event of a termination of Mr. Sugarman’s employment by the Company without “cause” or a resignation by Mr. Sugarman for “good reason,” Mr. Sugarman is entitled to (1) a pro-rata bonus for the year during which the date of termination occurs; (2) 1.5 (although within two years following a change in control, the severance multiple would be two) multiplied by the sum of his annual base salary and target bonus paid in installments over a twenty-four month period; and (iii) 18 months (24 months if the termination or resignation occurs within two years following a change in control) of continued medical and dental benefits provided by the Company to Mr. Sugarman and his eligible dependents. In addition, any stock options or stock appreciation rights held by Mr. Sugarman will vest in full and remain exercisable for the remainder of their original full terms, and other equity awards will vest in full. Mr. Sugarman is also subject to employee and customer non-solicitation and non-competition restrictions while he is employed by the Company and for twenty-four months immediately following termination of employment for any reason. On August 21, 2012, concurrent with the execution of Mr. Sugarman’s employment agreement, the Company granted Mr. Sugarman a cash-settled stock appreciation right with respect to 500,000 shares of Company common stock in recognition of prior service that vests, subject to continued employment, as follows: 1/3 vested on the date of grant, 1/3 vests on the first anniversary of the date of grant and the final 1/3 vests on the second anniversary of the date of grant. The stock appreciation right has a ten-year term and a base price of $12.12 per share.

Employment Agreement with Mr. Franko.    Effective September 25, 2012, Mr. Franko entered into a three-year employment agreement with the Company, PacTrust Bank and Beach Business Bank with an automatic renewal for an additional year on the third anniversary of the effective date and on each anniversary thereafter, unless either party provides timely notice to the other that the term will not be extended. The employment agreement provides Mr. Franko with an annual base salary of $375,000, subject to annual review and increase by the Board of Directors of the Company or the Compensation Committee of the Board. Pursuant to the employment agreement, upon execution of the agreement, Mr. Franko was granted 60,000 restricted shares of the Company’s Voting Common Stock, with such shares vesting in five equal annual installments commencing on the effective date of the employment agreement. In the event of a termination of Mr. Franko’s employment by the Company without “cause” or a resignation by Mr. Franko for “good reason,” Mr. Franko will be entitled to (i) severance pay of $1,000,000, payable in 32 equal monthly installments, (ii) the immediate vesting of any then-unvested stock options that may have been granted to Mr. Franko, and (iii) the continued vesting of any then-unvested restricted stock during the period Mr. Franko continues to serve as an advisor to the Company. In addition, Mr. Franko is subject to employee and customer non-solicitation restrictions while he is employed by the Company and for 32 months following termination of employment under circumstances entitling him to severance benefits as described in the immediately preceding sentence, and perpetual confidentiality restrictions.

Employment Agreement with Mr. Nicolas.    Effective November 5, 2012, Mr. Nicolas entered into a three-year employment agreement with the Company, with an automatic renewal for an additional year on the third anniversary of the effective date and on each anniversary thereafter, unless either party provides timely notice to the other that the term will not be extended. The employment agreement provides Mr. Nicolas with an annual base salary of $325,000, subject to annual review and increase by the Board of Directors of the Company or the Compensation Committee of the Board. For each calendar year during the term of the agreement, Mr. Nicolas is eligible to receive an annual bonus equal to up to 100% of his base salary, with a target bonus equal to 50% of base salary. Pursuant to the employment agreement, upon execution of the agreement, Mr. Nicolas was granted (i) 25,000 restricted shares of the Company’s Voting Common Stock, with such shares vesting in five equal annual installments commencing upon the first anniversary of the effective date of the employment agreement, and (ii) an option to purchase 75,000 shares of the Company’s Voting Common Stock at an exercise price of $11.36 per share, with such option vesting in five equal annual installments, commencing upon the first anniversary of the effective date of the employment agreement. In the event of a termination of Mr. Nicolas’s employment by the Company without “cause” or a resignation by Mr. Nicolas for “good reason,” Mr. Nicolas is entitled to (i) 24 months of continued payments based on an annual amount equal to $325,000, (ii) the immediate vesting of any then-unvested stock options granted to Mr. Nicolas in connection with the execution of his employment agreement, and (iii) the continued vesting of any then-unvested restricted stock during the period Mr. Nicolas continues to serve on an advisory board of the Company. In addition, Mr. Nicolas will be subject to employee and customer non-solicitation restrictions while he is employed by the Company and for twenty four months following termination of employment under circumstances entitling him to severance benefits as described in the immediately preceding sentence, and perpetual confidentiality restrictions.

Employment Agreement with Mr. Herrin.    On November 17, 2010, Mr. Herrin entered into an employment agreement with the Company and PacTrust Bank, under which a three-year term of employment commenced on December 6, 2010. On December 6, 2013 and on each anniversary of that date, the term of the agreement will be extended for an additional year unless either party timely notifies the other that the term of the agreement will not be extended. The agreement provides for a minimum base annual salary of $250,000 which, pursuant to amendments to Mr. Herrin’s employment agreement during 2012, was increased to $270,000 (“bonus increase”) plus $50,000 for services provided by Mr. Herrin at the holding company level. As an inducement material to Mr. Herrin’s entering into employment with the Company and PacTrust Bank, pursuant to the agreement, Mr. Herrin was granted (i) a one-time signing bonus in the form of 4,200 restricted shares of the Company’s Voting Common Stock (“inducement shares”); and (ii) a ten-year non-qualified stock option to purchase 65,000 shares of the Company’s Voting Common Stock at an exercise price of $11.60 per share (“inducement option”). The inducement shares and inducement option began vesting in one-third annual increments on November 17, 2011. In addition, in connection with the amendment to his employment agreement providing for the bonus increase, Mr. Herrin was granted 10,000 immediately vested restricted shares of the Company’s Voting Common Stock. In the event of a termination of Mr. Herrin’s employment by the Company without “cause” or a resignation by Mr. Herrin for “good reason,” Mr. Herrin will be entitled to (i) severance pay equal to 24 months’ (increased from 18 months’ pursuant to the amendment to Mr. Herrin’s employment agreement providing for the bonus increase) salary at the rate in effect on the termination date (excluding the effect of the bonus increase unless such termination of Mr. Herrin’s employment occurs within 12 months following a change in control of the Company), payable in equal monthly installments; (ii) the immediate vesting of any then-unvested portion of his inducement option; and (iii) the continued vesting of any then-unvested portion of his inducement shares during the period Mr. Herrin continues to serve as an advisor to the Company. In addition, Mr. Herrin is subject to employee and customer non-solicitation restrictions while he is employed by the Company and for 24 months following termination of employment under circumstances entitling him to severance benefits as described in the immediately preceding sentence, and perpetual confidentiality restrictions.

Employment Agreement with Mr. Liu.    On November 29, 2010, Mr. Liu entered into an employment agreement with the Company and PacTrust Bank, under which a three-year term of employment commenced on January 3, 2011. On November 29, 2012 and on each anniversary of that date, the term of the agreement will be extended for an additional year unless either party timely notifies the other that the term of the agreement will not be extended. The agreement provides for a minimum base annual salary of $228,000 which, pursuant to amendments to Mr. Liu’s employment agreement during 2012, was increased to $270,000 (“bonus increase”). As an inducement material to Mr. Liu’s entering into employment with the Company and PacTrust Bank, pursuant to the agreement, Mr. Liu was granted (i) a one-time signing bonus in the form of 4,300 restricted shares of the Company’s Voting Common Stock (“inducement shares”); and (ii) a ten-year non-qualified stock option to purchase 50,000 shares of the Company’s Voting Common Stock at an exercise price of $11.88 per share (“inducement option”). The inducement shares and inducement option began vesting in one-third annual increments on November 29, 2011. In addition, in connection with the amendment to his employment agreement providing for the bonus increase, Mr. Liu was granted 8,000 immediately vested restricted shares of the Company’s Voting Common Stock. In the event of a termination of Mr. Liu’s employment by the Company without “cause” or a resignation by Mr. Liu for “good reason,” Mr. Liu will be entitled to (i) severance pay equal to 24 months’ (increased from 18 months’ pursuant to the amendment to Mr. Liu’s employment agreement providing for the bonus increase) salary at the rate in effect on the termination date (excluding the effect of the bonus increase unless such termination of Mr. Liu’s employment occurs within 12 months following a change in control of the Company), payable in equal monthly installments; (ii) the immediate vesting of any then-unvested portion of his inducement option; and (iii) the continued vesting of any then-unvested portion of his inducement shares during the period Mr. Liu continues to serve as an advisor to the Company. In addition, Mr. Liu is subject to employee and customer non-solicitation restrictions while he is employed by the Company and for 24 months following termination of employment under circumstances entitling him to severance benefits as described in the immediately preceding sentence, and perpetual confidentiality restrictions.

Separation and Settlement Agreement with Mr. Mitchell

On September 21, 2012, in connection with his resignation as co-Chief Executive Officer of the Company and President and Chief Executive Officer of PacTrust Bank, Mr. Mitchell entered into a Separation and Settlement Agreement with the Company (the “Separation and Settlement Agreement”). The Separation and Settlement Agreement provides for, consistent with the severance amounts provided by the employment agreement entered into by and between Mr. Mitchell and the Company dated as of November 1, 2010, severance payments equal to two years of annual base salary (totaling $832,000), payable in 24 equal monthly installments of $34,667 and, in exchange for the cancellation of all of Mr. Mitchell’s outstanding equity awards, a lump sum cash payment of $503,830. In addition, the Company paid Mr. Mitchell $65,000 in exchange for Mr. Mitchell’s agreement to provide consulting services to the Company and its subsidiaries for up to six months following the resignation date. Mr. Mitchell remains subject to employee and customer non-solicitation restrictions for twenty-four months immediately following the resignation date and perpetual confidentiality restrictions. The Separation and Settlement Agreement also includes a release of all claims against the Company and its subsidiaries and affiliates by Mr. Mitchell and a mutual non-disparagement provision.

Consulting Agreement with Mr. Domingo

On December 26, 2012, the Company and PacTrust Bank entered into a consulting agreement (the “Consulting Agreement”) with Mr. Domingo, who resigned as Executive Vice President and Chief Financial Officer of the Company and PacTrust Bank effective November 13, 2012. Under the Consulting Agreement, Mr. Domingo is to provide consulting services for up to 20 hours per month for a six-month term, which began on January 1, 2013 and will end on June 30, 2013, in order to assist the Company and PacTrust Bank in connection with the transition to his successors of the roles and responsibilities he previously held with the Company and PacTrust Bank. Mr. Domingo is paid a fixed fee of $12,500 per month, up to a maximum of $75,000 during the term of the Consulting Agreement. The Consulting Agreement also contains an acknowledgement of the payment to Mr. Domingo of $40,625, which represents the pro-rated amount of base salary to which Mr. Domingo was entitled under his employment agreement as a result of the waiver by the Company and PacTrust Bank of the 45-day prior notice requirement for Mr. Domingo’s voluntary termination of employment. In addition, the Consulting Agreement includes a general release of all claims against the Company and PacTrust Bank and their affiliates by Mr. Domingo and a mutual non-disparagement provision.

Potential Payments upon Termination of Employment or Change in Control

The following tables show the approximate value of the benefits and payments that the Named Executive Officers other than Messrs. Mitchell and Domingo (whose employment with the Company terminated on September 21, 2012 and November 13, 2012, respectively) would have been entitled to receive as of December 31, 2012 had their employment been terminated or had a change in control occurred on that date. The table excludes (i) amounts accrued through December 31, 2012 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under the Company’s 401(k) plan, and (iii) already vested equity awards. Payments to Mr. Mitchell in connection with the termination of his employment are described under “Separation and Settlement Agreement with Mr. Mitchell.” Mr. Domingo did not receive any payments in connection with the termination of his employment, though Mr. Domingo continues to receive compensation as a consultant to the Company, as described under “Consulting Agreement with Mr. Domingo.

Steven A. Sugarman

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Post Employment Healthcare Benefits		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$1,350,000	(1)	$50,000	(2)	$28,360	(3)	$1,428,360
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$1,800,000	(1)	$50,000	(2)	$38,174	(3)	$1,888,174
Change in Control but No Termination of Employment Occurs	$—		$50,000	(2)	$—		$50,000
Death	$—		$50,000	(2)	$28,360	(3)	$78,360
Disability	$—		$50,000	(2)	$28,360	(3)	$78,360

(1)	Represents the amount that would be paid to Mr. Sugarman pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 18 months if such termination does not occur within two years following a change in control of the Company and for a period of 24 months if such termination occurs within two years following a change in control of the Company.

(2)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Sugarman’s cash-settled stock appreciation right, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the base price per share of the stock appreciation right of $12.12.
(3)	Represents the approximate cost to the Company of continuing to provide medical and dental benefits to Mr. Sugarman and his eligible dependents pursuant to his employment agreement following the termination of his employment, for a period of 18 months if such termination does not occur within two years following a change in control of the Company and for a period of 24 months if such termination occurs within two years following a change in control of the Company. In the case of termination due to death or disability, the amount in the table assumes that death or disability does not occur within two years following a change in control; otherwise, in the event such termination occurs within two years, the amount would be $38,174.

Robert M. Franko

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$1,000,000	(1)	$—		$1,000,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$1,000,000	(1)	$735,230	(2)	$1,735,230
Change in Control but No Termination of Employment Occurs	$—		$735,230	(2)	$735,230
Death	$—		$735,230	(2)	$735,230
Disability	$—		$735,230	(2)	$735,230

(1)	Represents the amount that would be paid to Mr. Franko pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 32 months.
(2)	Represents the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Franko as of December 31, 2012, based on the closing price per share of the Company’s Voting Common Stock on that date of $12.27.

Ronald J. Nicolas, Jr.

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$650,000	(1)	$68,250	(2)	$718,250
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$650,000	(1)	$423,478	(3)	$1,073,478
Change in Control but No Termination of Employment Occurs	$—		$423,478	(4)	$423,478
Death	$—		$423,478	(5)	$423,478
Disability	$—		$423,478	(5)	$423,478

(1)

Represents the amount that would be paid to Mr. Nicolas pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months. While Mr. Nicolas’s employment agreement provides that such amount is payable only if his employment is terminated by the Company without cause, or by him with good reason, after March 31, 2013, it is assumed for purposes of this table that such date restriction does not apply, notwithstanding the assumption for purposes of this table that Mr. Nicolas’s employment is terminated on December 31, 2012.

(2)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Nicolas’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.36 per share. While Mr. Nicolas’s employment agreement provides that such acceleration applies only if his employment is terminated by the Company without cause, or by him with good reason, after March 31, 2013, it is assumed for purposes of this table that such date restriction does not apply, notwithstanding the assumption for purposes of this table that Mr. Nicolas’s employment is terminated on December 31, 2012.
(3)	Represents (i) the value of the acceleration of vesting of the unvested portion Mr. Nicolas’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.36 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Nicolas as of December 31, 2012, based on the closing price per share of the Company’s Voting Common Stock on that date of $12.27. While Mr. Nicolas’s employment agreement provides that such acceleration occurs only if his employment is terminated by the Company without cause, or by him with good reason, after March 31, 2013 or if a change in control occurs after March 31, 2013, it is assumed for purposes of this table that such date restriction does not apply, notwithstanding the assumption for purposes of this table that Mr. Nicolas’s employment is terminated on December 31, 2012 and that a change in control occurs on December 31, 2012.
(4)	Represents (i) the value of the acceleration of vesting of the unvested portion of Mr. Nicolas’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.36 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Nicolas as of December 31, 2012, based on the closing price per share of the Company’s Voting Common Stock on that date of $12.27. While Mr. Nicolas’s stock option agreement provides that such acceleration occurs only if a change in control occurs after March 31, 2013, it is assumed for purposes of this table that such date restriction does not apply, notwithstanding the assumption for purposes of this table that a change in control occurs on December 31, 2012.
(5)	Represents (i) the value of the acceleration of vesting of the unvested portion of Mr. Nicolas’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.36 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Nicolas as of December 31, 2012, based on the closing price per share of the Company’s Voting Common Stock on that date of $12.27.

Richard A. Herrin

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$500,000	(1)	$14,517	(3)	$514,517
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$640,000	(2)	$65,830	(4)	$705,830
Change in Control but No Termination of Employment Occurs	$—		$65,830	(4)	$65,830
Death	$—		$65,830	(4)	$65,830
Disability	$—		$65,830	(4)	$65,830

(1)	Represents the amount that would be paid to Mr. Herrin pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months.
(2)	Represents the amount that would be paid to Mr. Herrin pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months. Assumes that such termination of employment occurs within 12 months following a change in control, in which case the calculation of Mr. Herrin’s compensation continuation includes the effect of the 2012 “bonus increase” in his salary. See “—Employment Agreements-Employment Agreement with Mr. Herrin.”
(3)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Herrin’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.60 per share.
(4)	Represents (i) the value of the acceleration of vesting of the unvested portion Mr. Herrin’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.60 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Herrin as of December 31, 2012, based on the closing price per share of the Company’s Voting Common Stock on that date of $12.27.

Chang M. Liu

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$456,000	(1)	$6,500	(3)	$462,500
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$540,000	(2)	$42,549	(4)	$582,549
Change in Control but No Termination of Employment Occurs	$—		$42,549	(4)	$42,549
Death	$—		$42,549	(4)	$42,549
Disability	$—		$42,549	(4)	$42,549

(1)	Represents the amount that would be paid to Mr. Liu pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 18 months.

(2)	Represents the amount that would be paid to Mr. Liu pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months. Assumes that such termination of employment occurs within 12 months following a change in control, in which case the calculation of Mr. Liu’s compensation continuation includes the effect of the 2012 “bonus increase” in his salary. See “—Employment Agreements-Employment Agreement with Mr. Liu.”
(3)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Liu’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.88 per share.
(4)	Represents (i) the value of the acceleration of vesting of the unvested portion Mr. Liu’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2012 of $12.27 and the exercise price per share of the option of $11.88 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Liu as of December 31, 2012, based on the closing price per share of the Company’s Voting Common Stock on that date of $12.27.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NASDAQ Listing Rules. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and annually attesting to management’s assessments of the effectiveness of the Company’s internal control over financial reporting. As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2012, with management and with KPMG LLP, the Company’s independent registered public accounting firm for 2012. The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence as currently in effect, and discussed with KPMG LLP their independence. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

The foregoing report is furnished by the Audit Committee:

Robb Evans (Chairperson)

Timothy R. Chrisman

Jeff Karish

Alvin L. Majors

PROPOSAL II—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s implementing rules, we are including in this proxy statement and will present at the annual meeting an advisory (non-binding) proposal on executive compensation, commonly known as a “say-on-pay” proposal. This proposal gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

As disclosed in more detail under “Proposal I—Election of Directors-Executive Compensation-Compensation Discussion and Analysis,” the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives. The overall goal of this compensation program is to help the Company attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company’s success. Executive compensation determinations are a complex and demanding process. The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our shareholders’ interest in executive compensation practices. The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and that are aligned with our corporate values to conduct our business with character, compassion, class and competition. A primary focus of our compensation program is to compensate actual performance, using realistic incentive thresholds while not exposing the Company to imprudent levels of risk. The Board of Directors believes that our executive compensation program comports with the objectives described above.

The “say-on-pay” vote at our annual meeting of shareholders held in 2012, which related to our 2011 executive compensation, was approved by our shareholders by approximately 68% of the votes cast. The Company is currently holding “say-on-pay” votes annually. As discussed under “Proposal III – Advisory (Non-Binding) Vote on the Frequency of an Advisory Vote on Executive Compensation,” however, the Company is proposing to hold future “say-on-pay” votes on a triennial basis. The outcome of the vote on that proposal at the annual meeting may be taken into account by the Board in determining when the next “say-on-pay” vote will be held.

Our Board of Directors believes that our executive compensation in 2012 continued to achieve the objective of our executive compensation philosophy and programs, and therefore recommends that shareholders vote FOR this proposal.

PROPOSAL III—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Committee and the Board of Directors recognize the importance of receiving regular input from shareholders on important issues such as executive compensation. The Compensation Committee and the Board also believe a well-structured compensation program should include features that drive the creation of shareholder value over the long-term, as well as the short-term.

In addition to the advisory vote on executive compensation disclosed in this proxy statement (see “Proposal II—Advisory (Non-Binding) Vote on Executive Compensation”), at the annual meeting we will give our shareholders the opportunity to indicate whether they would like to have an advisory vote on executive compensation every year, every two years or every three years.

The Company last held an advisory vote on the frequency of advisory votes on executive compensation in 2011. At that time, the Board recommended an annual advisory vote. For the reasons discussed below, however, the Board now believes that the effectiveness of its executive compensation program cannot be evaluated on an annual basis, and that a vote every three years would better enable the Board to evaluate our executive compensation program in relation to our long-term performance.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareholders to better evaluate our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year performance and service periods to encourage our executive officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully consider and react to changes in the compensation programs of our competitors and implement any necessary changes. We carefully review changes to our program to maintain the credibility and competitiveness of our compensation program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Board and Compensation Committee sufficient time to thoughtfully consider any changes in compensation plans in the marketplace and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

This advisory vote on the frequency of advisory votes on executive compensation is not binding, but the Board may take the results of this vote into account when considering the frequency of holding future advisory votes on executive compensation. The Company is currently holding “say-on-pay” votes annually. However, if the Company held a triennial vote on executive compensation, the next “say-on-pay” vote would be scheduled for the annual meeting of shareholders to be held in 2016.

Our Board of Directors believes that a triennial vote on executive compensation will better enable shareholders to analyze our executive compensation programs in relation to long-term performance and better enable the Board to respond to changes in compensation of our competitors, and therefore recommends that shareholders vote for a frequency of future advisory votes on executive compensation of every THREE years (triennially).

PROPOSAL IV—APPROVAL OF THE 2013 OMNIBUS STOCK INCENTIVE PLAN

We ask that our shareholders vote to approve the First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan (referred to in this section as the “Plan”). The Plan was adopted by the Board of Directors of the Company, upon the recommendation of the Compensation Committee of the Board of Directors (referred to in this section as the “Committee”), subject to such approval. The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by: aligning participant and shareholder interests through stock ownership, motivating employee and director participants to focus on the Company’s critical long-range objectives; and providing a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants. If approved by shareholders at the Annual Meeting, the Plan will become effective on the date of the Annual Meeting (the “Effective Date”).

The Company believes that equity compensation is integral to its philosophy of pay-for-performance and for establishing a competitive total compensation package necessary to recruit, retain and incent talented employees. The Company seeks approval of the Plan to ensure that the Company has sufficient shares available to continue its long-held approach to pay-for-performance through granting equity to employees.

If the Plan is approved by our shareholders, no new awards may be granted under our existing 2011 Omnibus Incentive Plan or any other prior equity compensation plan (together, the “Prior Plans”). However, awards previously granted and outstanding under the Prior Plans will remain in full force and effect under such Prior Plans according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, shares of common stock of the company subject to such award which are not delivered as a result will not be available for awards under the Plan. Dividend equivalents, however, may continue to be issued under the Prior Plans in respect of awards granted under such Prior Plans which are outstanding as of the Effective Date.

If the Plan is approved by shareholders, it will permit, but not require, awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to shareholders (in the case of awards other than stock options and stock appreciation rights) and approved by a majority shareholder vote. We are asking shareholders at the Annual Meeting to approve the material terms of the performance goals under the Plan so that the company may make awards that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax-deductible. For purposes of Section 162(m) of the Code, the material terms requiring shareholder approval include the following:

•	the employees eligible to receive awards under the Plan;

•	the business criteria used as the basis for the performance goals; and

•	the limits on the maximum amount of compensation payable to any employee in a given time period.

By approving the Plan, the shareholders will be approving, among other things, the eligibility requirements, performance goals and limits on various stock awards contained therein for purposes of Section 162(m) of the Code. By approving the Plan, the Company shareholders will also satisfy the NASDAQ requirements for shareholder approval of equity compensation plans.

As of June 4, 2013, 497,731 shares of Company common stock remained available for future awards under the Prior Plans. If the Plan is not approved, we will have an insufficient number of shares available for future equity-based awards, which our Board believes would place the Company at a significant competitive disadvantage and would seriously impair the Company in its ability to grow, both through acquisitions and organically. The Board decided to adopt a new plan rather than existing a Prior Plan because for the ease of future administration and to clarify certain provisions. The number of shares of Company common stock to be available under the Plan will be 20% of the then outstanding shares of Company common stock (both voting and non-voting), but in no event will the number of shares of Company common stock available under the Plan be less than the greater of (i) 2,384,711 shares, which was 20% of the outstanding shares as of the date the Plan was approved by the Board, and (ii) the aggregate number of shares with respect to which awards have been properly granted under the Plan up to that point in time.

Our goal is to be the premier community bank holding company in Southern California, serving the needs of growing families, high net worth individuals, professionals and small- to mid-sized businesses and their owners. Toward this end, we have adopted a business plan aimed at completing our transformation from a traditional thrift to a full-service community bank through a combination of organic growth and acquisitions. In order to achieve this goal, the Board believes that the Company must be able to compete effectively for the most talented management and other key personnel available. In order to attract and retain these individuals and incentivize them in a manner that aligns their interests with the long-term interests of shareholders, the Board believes the Company must always have a sufficient number of shares for equity-based awards. For this reason, the Board determined that the Company and its shareholders would be better served by enabling the number of shares available for awards under the Plan to adjust commensurately with the Company’s future growth, rather than reducing the Company’s flexibility by using a fixed number for the Plan share limit.

Plan Metrics

Overhang.    On June 4, 2013, we had awards covering 497,731 shares of common stock outstanding and 12,006,534 shares of common stock outstanding, or an overhang of 4.15%. Assuming shareholders had approved the Plan on that date, our overhang would have been 19.45%. For this purpose, we calculated overhang as follows:

Overhang = A / B

Where A is the number of awards outstanding under the Prior Plans (497,731), plus the number of shares that would be available for future awards under the Plan if shareholders had approved this proposal (2,401,307) on June 4, 2013 (A=2,899,038); and B is A plus the number of shares outstanding on June 4, 2013 (B=14,905,572).

The above numbers reflect the outstanding shares as of June 4, 2013. The number of shares outstanding and the number of shares that would be available for awards under the Plan will increase upon any future issuances of common stock, including but not limited to the proposed issuance of up to 2,150,000 shares of common stock in connection with the merger of the Company and The Private Bank of California (“PBOC”), pursuant to the Agreement and Plan of Merger, dated as of August 21, 2012, by and between the Company and PBOC, which is scheduled to close on or after July 1, 2013, any issuances upon the exercise of warrants currently outstanding or granted in the future and any future issuances in connection with grants or exercises of equity-based compensation awards.

Dilution.    As noted above, the number of shares of Company common stock that would be available under the Plan at any point in time is 20% of the then outstanding shares of Company common stock (but in no event less than the greater of 2,384,711 shares and the aggregate number of shares with respect to which awards have been properly granted under the Plan up to that point in time). Based on the 12,006,534 shares of common stock outstanding as of June 4, 2013, which would make 2,401,307 shares available under the Plan, the potential dilution to shareholders from the Plan would be approximately 16.67% if there were no increase in the number of outstanding shares. But because the number of shares that would be available under the Plan would increase upon any future issuances of common stock, the maximum potential dilution to shareholders from the Plan cannot be determined.

Burn rate.    Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2012, 2011 and 2010 our burn rate, calculated by dividing the number of shares subject to awards granted during each year by the weighted average number of shares outstanding during that year, was 7.60%, 1.85% and 15.50%, respectively.

A summary of the Plan is set forth below. The summary of the Plan is qualified in its entirety by the full text of the Plan, which is included in this Proxy Statement as Appendix A.

Summary of the Plan

General.    Awards granted under the Plan may be in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance units or other stock-based awards. Awards may be made under the Plan for 10 years.

Administration.    The Plan will be administered by the Committee, or by such other committee or subcommittee as may be appointed by the Board, and which consists entirely of two or more “outside directors” within the meaning of Section 162(m) of the Code and who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Shares Available.    The aggregate number of shares of common stock that may be subject to awards under the Plan will be twenty percent (20%) of the then outstanding shares of Company common stock (the “Share Limit”), provided that in no event will the Share Limit be less than the greater of 2,384,711 shares of Company common stock and the aggregate number of shares of Company common stock with respect to which awards have been properly granted under the Plan up to that point in time. No non-employee director of the Company may be granted awards covering in excess of 25,000 shares during any calendar year. No participant may be granted, in each case during any calendar year, performance-based awards intended to qualify under Section 162(m) of the Code (other than stock options and SARs) covering in excess of the Share Limit or stock options and SARs covering in excess of 1,000,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is the Share Limit.

Share Recycling.    Shares underlying awards that expire or are forfeited or terminated without being exercised or settled for cash will again be available for the grant.

Adjustments.    Shares available for award and outstanding awards may be adjusted to reflect certain corporate transactions, and will be adjusted in the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the Company’s capital structure or certain other events affecting the shares of the Company’s common stock, in each case to the extent the Committee or the Board deems such an adjustment to be appropriate and equitable.

Eligibility.    Directors, officers, employees and consultants of the Company and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy. As of the Record date, there were approximately 978 directors, officers and employees eligible to participate in the Plan. Our current executive officers named in the Summary Compensation Table herein and each of our directors is among the individuals eligible to receive awards under the Plan.

Stock Options.    Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. The Committee determines the exercise price and other terms for each option granted, except that the per share exercise price of an option may not be less than the fair market value of a share on the date of grant and the term may be no longer than 10 years from the date of grant. As of June 4, 2013, the fair market value (as that term is defined under the Plan) of a share of our common stock was $13.86.

Stock Appreciation Rights.    The Plan provides for the award of SARs, which entitle the holder to receive upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of common stock over the aggregate exercise price for the underlying shares. SARs may be “tandem

SARs,” which are granted in conjunction with an option, or “free-standing SARs,” which are not granted in conjunction with an option. The Committee determines the exercise price and other terms for each SAR granted, except that the per share exercise price of a SAR may not be less than the fair market value of a share on the date of grant and the term may be no longer than 10 years from the date of grant.

Restricted Stock.    The Plan provides for the award of shares of common stock that are subject to forfeiture and restrictions on transferability. Restricted shares granted under the Plan may or may not be subject to performance conditions. Except for these restrictions, and as may otherwise be set forth in the agreement between the Company and the award recipient evidencing the award upon the grant of restricted stock, the recipient will have rights of a shareholder, including the right to vote and to receive dividends.

Restricted Stock Units.    The Plan provides for the award of RSUs and deferred share rights that are subject to forfeiture and restrictions on transferability. RSUs and deferred share rights granted under the Plan may or may not be subject to performance conditions. RSUs and deferred share rights are not shares of common stock and do not entitle the recipients to the rights of a shareholder. RSUs will be settled in cash or shares of common stock, based on the fair market value of the common stock on the settlement date.

Performance Units.    The Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals and may be paid in cash, shares of common stock, other property or a combination thereof. The performance period for a performance unit must be at least a fiscal quarter. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $8,000,000.

Other Stock-Based Awards.    The Plan also provides for the award of shares of common stock and other awards that are valued by reference to common stock, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be payable to the participant.

Performance Goals.    The Plan provides that performance goals may be established by the Committee in connection with the grant of restricted stock, RSUs, performance unit or other stock-based awards. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, the goals will be based on the attainment of specified levels of one or more of the following measures: asset growth, production or origination, stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, loan or credit quality, regulatory condition, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). The actual performance goals to be used for performance awards that are granted under the Plan have not yet been established.

Change in Control.    If a participant’s employment terminates within two years following a change in control (other than by the Company for cause or by the participant without good reason), awards will generally vest in full and any non-qualified option or SAR held by the participant as of the change in control that remains outstanding as of such termination may be exercised until the later of (i) in the case of ISOs, the last date on which such options would otherwise be exercisable, and (ii) in the case of nonqualified options and SARs, the later of (A) the last date on which such option or SAR would otherwise be exercisable and (B) the earlier of (1) the third anniversary of the change in control and (2) the expiration of the nonqualified option’s or SAR’s term.

Amendment.    The Board or Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation may be made that would materially impair the rights of the participant with respect to a previously granted award, except such an amendment made to comply with applicable law. In addition, no amendment may be made without the approval of shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options.    A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

Stock Appreciation Rights.    A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock.    A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units.    A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Units.    A participant will not recognize taxable income at the time of grant of performance units, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) Limitations.    As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Plan is designed so that options and SARs qualify for this exemption, and it also permits the Committee to grant other awards designed to qualify for this exception. However, the Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Plan.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Notwithstanding the foregoing, in the event that the shareholders approve the Plan, Jeffrey T. Seabold, Managing Director of PacTrust Bank’s residential lending division, will be granted 50,000 shares of restricted Company common stock pursuant to the Plan.

Required Vote

Approval of the Plan requires the affirmative vote of a majority of the shares of the votes cast on the matter.

Our Board of Directors unanimously recommends that shareholders vote FOR the approval of the First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012 with respect to compensation plans under which shares of the Company’s common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	55,799	$15.81	697,247	(1)
Equity compensation plans not approved by security holders	470,000	$11.63	—

(1)	Includes 548,749 shares available for future grants under the Company’s 2011 Omnibus Incentive Plan. Of the 548,749 shares available for future grants under the Omnibus Incentive Plan, 109,548 shares may be utilized for awards other than stock options and stock appreciation rights.
(2)	Represents shares awarded to newly hired executive officers under their employment agreements with the Company in reliance on NASDAQ Listing Rule 5635(c)(4), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by shareholders.

PROPOSAL V—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

On December 10, 2012, the Company engaged KPMG LLP, and dismissed Crowe Horwath LLP, as the principal accountant to audit the Company’s consolidated financial statements. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.

The reports of Crowe Horwath LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2011 and 2010 and from January 1, 2012 through December 10, 2012: (i) there were no disagreements with Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP, would have caused Crowe Horwath LLP to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2012. Representatives of KPMG LLP have been invited to be present at the annual meeting, and we expect that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, subject to ratification by the Company’s shareholders at the annual meeting. Although shareholder ratification of the appointment of KPMG LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the annual meeting as a matter of good corporate practice. If the shareholders do not ratify the appointment of KPMG LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment of KPMG LLP is ratified by the shareholders at the annual meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Fees

For the year ended December 31, 2012, KPMG LLP provided, and for the year ended December 31, 2011, Crowe Horwath provided, various audit, audit-related and non-audit services to the Company, as follows:

	Year Ended December 31,
	2012	2011
Audit Fees(1)	$393,276	$334,698
Audit Related Fees(2)	$—	$129,750
Tax Fees(3)	$—	$43,980
All Other Fees(4)	$45,173	$—

(1)

For 2012, KPMG LLP billed the Company $393,276 for the audit of the Company’s 2012 consolidated annual financial statements and for the audit of the Company’s internal control over financial reporting. For 2011, Crowe Horwath LLP billed the Company $334,698 for: the audit of the Company’s 2011 consolidated annual financial statements and the audit of the Company’s internal control over financial reporting; and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.

(2)	Primarily for review and assurance and related services.
(3)	Primarily for tax compliance, tax advice and tax return preparation services.
(4)	For consulting project for validation of the Company’s models utilized in hedging and secondary marketing activities.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee of the Company’s Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the annual meeting. If any other matter properly comes before the shareholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone or other means, without additional compensation. We also may retain a proxy solicitation firm to serve as a proxy solicitor for us at a fee that we expect will not exceed $10,000, plus reimbursement of its out-of-pocket expenses. If retained, such firm may solicit proxies via personal interview, telephone, facsimile, email and mail.

Shareholder Proposals for Annual Meeting to be Held in 2014

If you intend to present a shareholder proposal at next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, no later than February 11, 2014 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.

The Company’s bylaws contain additional notification requirements for shareholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials. For a shareholder proposal to be considered for presentation at next year’s annual meeting, written notice of the proposal containing the information set forth in Section 1.09 of the Company’s bylaws must be received by the Company no later than April 17, 2014 and no earlier than March 18, 2014. If, however, the date of the next annual meeting is before June 16, 2014 or after September 14, 2014, notice of a shareholder proposal must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the close of business on the later of the 90th day before the date of the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

Appendix A

FIRST PACTRUST BANCORP, INC.

2013 OMNIBUS STOCK INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b) “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define “Cause”: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review by an independent third party.

(g) “Change in Control” has the meaning set forth in Section 10(e).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” has the meaning set forth in Section 2(a).

(k) “Common Stock” means common stock, par value $.01 per share, of the Company.

(l) “Company” means First PacTrust Bancorp, Inc., a Maryland corporation.

(m) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” disability of a Participant means the Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require such medical or other evidence as it deems necessary to judge the nature and duration of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(n) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion using a reasonable valuation method which shall include consideration of the following factors, as applicable: (i) the value of the Company’s tangible and intangible assets; (ii) the present value of the Company’s future cash-flows; (iii) the market value of stock or equity interests in similar corporations and other entities engaged in substantially similar trades or businesses, the value of which can be readily determined objectively (such as through trading prices on an established securities market or an amount paid in an arm’s-length private transaction); (iv) control premiums or discounts for lack of marketability; (v) recent arm’s-length transactions involving the sale or transfer of such stock or equity interests; and (vi) other relevant factors.

(r) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(s) “Full-Value Award” means any Award other than an Option or Stock Appreciation Right.

(t) “Good Reason” has the meaning set forth in Section 10(e).

(u) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(v) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(w) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(x) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(y) “Option” means an Incentive Stock Option or a Nonqualified Option granted under Section 5.

(z) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(aa) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(bb) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: asset growth, production or origination, stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to stockholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, loan or credit quality, regulatory condition, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, stockholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies), (ii) the Performance Goals may be adjusted as determined by the Committee in a manner consistent with Section 3(d) and (iii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

(cc) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured; provided that such period shall be no shorter than a fiscal quarter.

(dd) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee) “Plan” means this First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ff) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(gg) “Replaced Award” has the meaning set forth in Section 10(b).

(hh) “Replacement Award” has the meaning set forth in Section 10(b).

(ii) “Restricted Stock” means an Award granted under Section 6.

(jj) “Restricted Stock Unit” has the meaning set forth in Section 7.

(kk) “Retirement” means the Participant’s Termination of Employment after the attainment of age 65 or the attainment of age 55 and at least 15 years of service.

(ll) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(mm) “Share” means a share of Common Stock.

(nn) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(oo) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(pp) “Tandem SAR” has the meaning set forth in Section 5(b).

(qq) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(rr) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

SECTION 2. Administration

(a) Committee.    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) subject to Section 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(ix) to decide all other matters that must be determined in connection with an Award;

(x) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(xi) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(xii) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee.    Subject to Section 1(f), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company, Participants, and Eligible Individuals.

(d) Cancellation or Suspension.    Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, in either case prior to a Change in Control, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more senior managers or committee of senior managers to whom the authority to make such determination is delegated by the Committee.

(e) Award Agreements.    The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums.    The maximum number of Shares and/or Options and/or Stock Appreciation Rights that may be granted pursuant to Awards under the Plan shall be 20% of the then outstanding Shares (which, for the avoidance of doubt, includes all outstanding shares of Common Stock, whether voting or non-voting) (the “Share Limit”); provided, that in no event shall the Share Limit be less than the greater of (i) 2,384,711 and (ii) the aggregate number of Shares with respect to which Awards have theretofore been properly granted under the Plan. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be equal to the Share Limit. Shares subject to an Award under the Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 12(a)), no new awards may be granted under the Company’s 2011 Omnibus Incentive Plan, as amended, it being understood that (A) awards outstanding under such plan as of the Effective Date shall remain in full force and effect under such plan according to their respective terms, and (B) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall not be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under such plan in respect of awards granted under such plan which are outstanding as of the Effective Date.

(b) Individual Limits.    No Participant may be granted Qualified Performance-Based Awards (other than Options and Stock Appreciation Rights) covering a number of Shares in excess of the Share Limit during any calendar year. No Participant may be granted Options and Stock Appreciation Rights covering in excess of 1,000,000 Shares during any calendar year. In addition, no Participant who is a non-employee director of the Company may be granted Awards covering in excess of 25,000 Shares during any calendar year.

(c) Rules for Calculating Shares Delivered.    To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(d) Adjustment Provision.    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(e) Section 409A.    Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Options and Stock Appreciation Rights

(a) Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price.    The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the

Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term.    The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f) Vesting and Exercisability.    Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant.

(g) Method of Exercise.    Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable term by giving written notice of exercise to the Company specifying the number of shares of Common Stock as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept or, if approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of shares of Common Stock in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Nontransferability of Options and Stock Appreciation Rights.    No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(j) Termination of Employment.    A Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised, to the extent it was then exercisable, at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of the Participant’s death, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until the earlier of (A) the third anniversary of the date of such death and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment by reason of Disability, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until (A) in the case of Nonqualified Options and Stock Appreciation Rights, the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, the earlier of (x) the first anniversary of the date of such Termination of Employment and (y) the expiration of the Term thereof;

(iv) Upon a Participant’s Termination of Employment for Retirement, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until the earlier of (A) in the case of Nonqualified Options and Stock Appreciation Rights, (x) the fifth anniversary of such Termination of Employment and (y) the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, (x) the 90th day following such Termination of Employment and (y) the expiration of the Term thereof; and

(k) Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

SECTION 6. Restricted Stock

(a) Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First PacTrust Bancorp, Inc. 2013 Omnibus Stock Incentive Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the offices of First PacTrust Bancorp, Inc., 18500 Von Karman Ave, Suite 1100, Irvine, California 92612.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Restricted Stock Units

(a) Nature of Awards.    Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee or in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

SECTION 8. Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period shall be no less than a fiscal quarter. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be $8,000,000.

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.

SECTION 10. Change in Control Provisions

(a) General.    The provisions of this Section 10 shall, subject to Section 3(d) and Section 10(f), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control.    Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change in Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such performance-based Awards have been fully achieved as of the date of such Change in Control.

(c) Replacement Awards.    An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Termination of Employment.    Upon a Termination of Employment of a Participant occurring upon or during the two years immediately following the date of a Change in Control by reason of death, Disability or Retirement, by the Company without Cause, or by the Participant for “Good Reason” (as defined in Section 10(e)), (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 10(d), and (B) in the case of Nonqualified Options and Stock Appreciation Rights, the later of (x) the last date on which such Nonqualified Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(d) and (y) the earlier of (1) the third anniversary of such Change in Control and (y) expiration of the Term of such Nonqualified Option or Stock Appreciation Right.

(e) Definition of Change in Control.    For purposes of the Plan:

“Change in Control” shall mean any of the following events:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (z) any acquisition pursuant to a transaction that complies with clauses (iii)(A), (iii)(B) and (iii)(C) below;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, greater than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% (30% with respect to deferred compensation subject to Section 409A of the Code) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Good Reason” shall mean (A) a material adverse change in the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control; (B) a material reduction in the Participant’s base salary or annual bonus opportunity, in each case as in effect immediately prior to the Change in Control; or (C) the reassignment of the Participant’s place of employment to an office location more than 35 miles from the Participant’s then-current place of employment.

(f) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to

Section 11(e). Nothing in this Section 10 shall preclude the Company from settling upon a Change in Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).

SECTION 11. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e) The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death.

SECTION 12. Term, Amendment and Termination

(a) Effectiveness.    The Plan was approved by the Board on February 26, 2013, subject to and contingent upon approval by the Company’s stockholders. The Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).

(b) Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan.    The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange as may be required on or after the date hereof.

(d) Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 13. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14. General Provisions

(a) Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability.    Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Deferrals.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or (except with respect to Options and Stock Appreciation Rights) dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, dividends and dividend equivalents with respect to performance-based Awards may not be paid until vesting (if any) of such Awards, and the Committee shall not take or omit to take any action that would result in the imposition of penalty taxes under Section 409A of the Code.

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST PACTRUST BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

JULY 16, 2013

The undersigned hereby appoints the members of the Board of Directors of First PacTrust Bancorp, Inc. (the “Company”), and their survivors, with full power of substitution, and authorizes them to represent and vote, as designated below, all shares of the voting common stock, par value $0.01 per share, of the Company held of record by the undersigned as of the close of business on June 4, 2013, at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on July 16, 2013, at 9:00 a.m. local time, at the facilities of RR Donnelley, located at 19200 Von Karman Avenue, Irvine, California, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote “For” the election of all nominees under Proposal I, “For” the approval of the advisory (say on pay) vote on executive compensation under Proposal II, “For THREE YEARS” (meaning triennially) on the frequency of future say on pay votes under Proposal III, “For” approval of the 2013 Omnibus Stock Incentive Plan under Proposal IV, and “For” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 under Proposal V.

		For	With- hold	For All Except
1.	The election of Steven A. Sugarman and Jonah Schnel as directors of the Company, each for a term of three years, and the election of Robb Evans as a director of the Company for a term of one year.	☐	☐	☐

Instructions: To vote for all nominees mark the box “FOR” with an “X”. To withhold your vote for all nominees mark the box “WITHHOLD” with an “X”. To withhold your vote for one nominee but not all nominees mark the box “FOR ALL EXCEPT” with an “X” and write the name of the nominee on the following line for whom you wish to withhold your vote.

		For	Against	Abstain
II.	Advisory (non-binding) vote on executive compensation commonly referred to as “say on pay” vote.	☐	☐	☐

		One Year	Two Years
III.	Advisory (non-binding) vote on frequency of future advisory vote to approve executive compensation.	☐	☐	☐	☐

		For	Against	Abstain
IV.	Approval of the 2013 Omnibus Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
V.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2013.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER ITEM I, FOR THE APPROVAL OF THE ADVISORY (SAY ON PAY) VOTE ON EXECUTIVE COMPENSATION UNDER PROPOSAL II, FOR THREE YEARS (MEANING TRIENNIALLY) ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES UNDER PROPOSAL III, FOR APPROVAL OF THE 2013 OMNIBUS STOCK INCENTIVE PLAN UNDER PROPOSAL IV, AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013 UNDER PROPOSAL V. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to date and sign this proxy card in the box below.		Date

	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked in the manner described in the accompanying proxy statement.

x	y

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¿	Detach above card, sign, date and mail in postage paid envelope provided.	¿

FIRST PACTRUST BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2012.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/5332